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                                                                     EXHIBIT 7.4

                                                                  EXECUTION COPY

                             Intrawest Corporation,
                                     Issuer,

                              JPMorgan Chase Bank,
                                  U.S. Trustee,
                                       And
                           CIBC Mellon Trust Company,
                                Canadian Trustee

                          ----------------------------

                                    Indenture
                           Dated as of October 6, 2004

                          ----------------------------

                    6.875% Senior Notes due October 15, 2009



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         INDENTURE dated as of October 6, 2004 between Intrawest Corporation, a
Canadian corporation, as issuer (the "Company"), and JPMorgan Chase Bank, as U.S. trustee (the "U.S. Trustee"), and CIBC Mellon Trust Company, as Canadian trustee (the "Canadian Trustee" and, together with the U.S. Trustee, the "Trustees").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has duly authorized the creation of and issuance of Cdn.$125,000,000 aggregate principal amount of its 6.875% Senior Notes due October 15, 2009 (the "Initial Securities") and 6.875% Senior Exchange Notes due October 15, 2009 (the "Exchange Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;

         WHEREAS, this Indenture is subject to and shall be governed by applicable provisions of Trust Indenture Legislation;

         WHEREAS, upon the effectiveness of the Exchange Offer Registration Statement (as defined herein) or the Shelf Registration Statement (as defined herein), as the case may be, this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required or deemed to be part of and to govern indentures qualified under the Trust Indenture Act; and

         WHEREAS, all things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, each in accordance with their respective terms.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  SECTION 101. DEFINITIONS.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;



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                  (b) all other terms used herein which are defined in the Trust
         Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (e) the words "include", "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation"; and

                  (f) the words "amendment" or "refinancing" as used herein shall be deemed in each case to refer to any amendment, renewal, extension, substitution, refinancing, restructuring, restatement, replacement, supplement or other modification, as the case may be, of any instrument or agreement; the words "amended" or "refinanced" shall have a correlative meaning.

         "Additional Securities" means up to an unlimited additional aggregate principal amount of Securities that may be issued under a supplemental indenture or Officers' Certificate after the date that the Securities are first issued by the Company and authenticated by a Trustee under this Indenture, which shall rank pari passu with the Securities initially issued in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such Additional Securities or except for the first payment of interest following the issue date of such Additional Securities).

         "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent Member" means any members of, or participants in, a Depositary.

         "Applicable Procedure" means applicable procedures of a Depositary, as the case may be.

         "Asset Disposition" by the Company or any Restricted Subsidiary means any transfer, conveyance, sale, lease or other disposition by the Company or any such Restricted Subsidiary (including a consolidation or merger or other sale of a Restricted Subsidiary with, into or to a Person other than the Company in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary), of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary, (ii) substantially all of the assets of the Company or any Restricted Subsidiary representing a significant division or line of business constituting in excess of 10% of the Company's consolidated assets or consolidated net income at the time of determination or


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(iii) other assets or rights of the Company or any Restricted Subsidiary outside of the ordinary course of business, provided in each of the foregoing instances that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to Cdn.$25 million or more. Notwithstanding the foregoing, "Asset Disposition" shall be deemed not to include (i) any transfer, conveyance, sale, lease or other disposition of properties and assets that is governed by the provisions under Article Eight, (ii) any transfer, conveyance, sale, lease or other disposition in any one transaction or series of related transactions between the Company and any Restricted Subsidiary or between any Restricted Subsidiaries, (iii) a simultaneous exchange by the Company or any Restricted Subsidiary of real property, fixtures, buildings or equipment of a resort (collectively, "resort assets") for other resort assets of similar type, provided that the resort assets received by the Company or such Restricted Subsidiary have at least substantially equal fair market value to the Company or such Restricted Subsidiary determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution and (iv) the designation of any Subsidiary as an Unrestricted Subsidiary or the contribution to the capital of any Unrestricted Subsidiary, in either case in compliance with the applicable provisions of this Indenture.

         "Bankruptcy Laws" means the Bankruptcy and Insolvency Act (Canada) or any other Canadian federal or provincial law, the bankruptcy laws of the United States, any state or territory thereof or the District of Columbia, and the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, moratorium, reorganization or relief of debtors.

         "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

         "Board Resolution" means a copy of a resolution certified by the Corporate Secretary or any Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustees.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in The City of New York or Vancouver, or such other city in which the Corporate Trust Office of either of the Trustees is located, are authorized or obligated by law, regulation or executive order to close.

         "Canadian Dollars" and "Cdn.$" each mean the legal currency of Canada.

         "Canadian Trustee" means the Person named as the "Canadian Trustee" in the first paragraph of this Indenture, until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Canadian Trustee" shall mean such successor.

         "Capital Lease Obligation" of any Person means the obligation of such Person to pay rent or other payment amounts under a lease of (or other Debt arrangement conveying the right to use) real or personal property which, in accordance with generally accepted accounting principles, is required to be classified and accounted for as a capital lease or a liability and would appear as a dollar amount on the face of a consolidated balance sheet of such Person.



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         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any other equity participations, including partnership interests, whether general or limited, of such Person, but excludes any debt securities exchangeable or convertible into equity of such Person.

         "CDS" means The Canadian Depository for Securities Limited, Toronto, Ontario, its successors or any other depository appointed in its stead in accordance with Section 306.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order, as the case may be, signed in the name of the Company by any two of the following officers: its Chairman, any Vice Chairman, its President, its Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, or its Corporate Secretary, and delivered to the Trustees.

         "consolidated" means with respect to any amount relating to any Person, that such amount reflects the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, if and to the extent the accounts of each such Restricted Subsidiary would normally be consolidated with those of such Person, all in accordance with generally accepted accounting principles; provided, however, that "consolidated" will not reflect the consolidation of the accounts of any Unrestricted Subsidiary of such Person.

         "Consolidated Cash Flow Available for Fixed Charges" means, for any period, the consolidated revenues less the consolidated expenses of the Company for such period, plus (i) Consolidated Net Interest Expense for such period, plus (ii) capitalized interest which is charged through cost of goods sold in determining the consolidated revenues less the consolidated expenses of the Company for such period, plus (iii) Consolidated Income Tax Expense of the Company for such period, plus (iv) consolidated depreciation expense of the Company for such period, plus (v) consolidated amortization expense of the Company for such period, all as determined in accordance with generally accepted accounting principles; provided, however, that to the extent taken into account in determining such amount there shall be excluded therefrom all extraordinary items.



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         "Consolidated Cash Flow Coverage Ratio" for purposes of the calculation of the Debt Incurrence Provisions means, as of the date such calculation is being made, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements of the Company are available to (ii) Consolidated Fixed Charges for such period; provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred by the Company or any Restricted Subsidiary and any Preferred Shares that have been issued by any Restricted Subsidiary during or after such period that remain outstanding and to the Debt that is proposed to be Incurred or the Preferred Shares that are proposed to be issued, as the case may be, in respect of which such calculation is being made, as if in each case such Debt had been Incurred or Preferred Shares had been issued on the first day of such period and as if any Debt or Preferred Shares that are no longer or will no longer be outstanding as a result of the Incurrence of such Debt or issuance of such Preferred Shares had not been outstanding as of the first day of such period; provided, however, that in making such computation, the Consolidated Interest Expense of the Company and its Restricted Subsidiaries attributable to interest on any Debt or dividends on any Preferred Shares bearing a floating interest or dividend rate shall be computed on a pro forma basis as if the rate in effect on the date of such calculation had been the applicable rate for the entire period; and provided, further that, in the event the Company or any of its Restricted Subsidiaries had made acquisitions or dispositions of assets (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such calculation shall be made on a pro forma basis as if such acquisitions or dispositions had taken place on the first day of such period; and provided, further that, such computation shall not be adjusted with regard to the Limited Recourse Notes.

         "Consolidated Debt" means, as at any date, consolidated Debt of the Company as at such date determined in accordance with generally accepted accounting principles.

         "Consolidated Fixed Charges" for any period means the sum of (i) Consolidated Net Interest Expense and (ii) the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles.

         "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, excluding any effects of extraordinary items.

         "Consolidated Net Debt" means, as at any date, Consolidated Debt as at such date less consolidated cash and cash equivalents of the Company as at such date determined in accordance with generally accepted accounting principles.

         "Consolidated Net Debt Ratio" for purposes of the calculation of the Debt Incurrence Provisions means, as at the date such calculation is being made, the ratio of (i) the sum of Consolidated Net Debt and Consolidated Preferred Share Amounts as of the last day of the period of the most recently completed four consecutive fiscal quarters for which quarterly or


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annual financial statements of the Company are available to (ii) Consolidated
Net Tangible Assets as of the last day of such period; provided that, the foregoing calculations shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred by the Company or any Restricted Subsidiary and any Preferred Shares that have been issued by any Restricted Subsidiary since the end of such period that remain outstanding and to the Debt that is proposed to be Incurred or the Preferred Shares that are proposed to be issued, as the case may be, in respect of which such calculation is being made, as if in each case such Debt had been Incurred or Preferred Shares had been issued as of the last day of such period and as if any Debt or Preferred Shares that are no longer or will no longer be outstanding as a result of the Incurrence of such Debt or issuance of such Preferred Shares had not been outstanding as of the last day of such period; provided, further that, in the event the Company or any of its Restricted Subsidiaries had made acquisitions or dispositions of assets (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) since the end of such period, such calculation shall be made on a pro forma basis as if such acquisitions or dispositions had taken place on the last day of such period; and provided, further that, such calculation shall be made without regard to the Limited Recourse Notes or the assets to which the Limited Recourse Notes relate.

         "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period, (c) gains or losses on Asset Dispositions, (d) all extraordinary gains and extraordinary losses, (e) non-cash gains or losses resulting from fluctuations in currency exchange rates and (f) the tax effect of any of the items described in clauses (a) through (e) above; provided, further that, for purposes of any determination pursuant to the provisions described under Section 1010, there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

         "Consolidated Net Interest Expense" means, for any period, the consolidated interest expenses of the Company for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any Capital Lease Obligation included in Consolidated Debt that is allocable to interest expense for such period and (ii) charges paid or accrued during such period to the holders of any instruments considered to be quasi-equity in accordance with generally accepted accounting principles (other than Preferred Shares) issued by the Company or a Subsidiary to a Person other than the Company or a Subsidiary where the payment of such charges has not been deferred by the issuers of such instruments to a date subsequent to the end of such period, minus consolidated interest income of the Company for such period determined in accordance with generally accepted accounting principles.



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         "Consolidated Net Tangible Assets" means, as at any date, the book value as at such date of all of the property, both real and personal, of the Company determined on a consolidated basis in accordance with generally accepted accounting principles, excluding (i) goodwill, (ii) unamortized Debt financing discount and expenses and (iii) cash and cash equivalents.

         "Consolidated Net Worth" of any Person means, as at any date, the consolidated shareholders' equity of such Person as at such date determined in accordance with generally accepted accounting principles.

         "Consolidated Preferred Share Amounts" means, as at any date, the amount of all Preferred Shares of all Restricted Subsidiaries determined in accordance with generally accepted accounting principles and which would appear as a dollar amount on the face of the consolidated balance sheet of the Company as at such date.

         "Conversion Amount" has the meaning specified in Section 314.

         "Corporate Trust Office" means the office of the U.S. Trustee or the Canadian Trustee, as applicable, at which at any particular time its corporate trust business shall be principally administered and any additional office it may designate in writing to the Company. At the date of this Indenture, the Corporate Trust Office of the U.S. Trustee is located at 4 New York Plaza, 15th Floor, New York, New York, 10004 and the U.S. Trustee has designated the following additional addresses: JPMorgan Chase Bank, c/o 1301 Fifth Avenue, Suite 3300, Seattle, Washington 98101, and JPMorgan Chase Bank, Attn: Kathy Graves, 600 Travis Street, Suite 1150, Houston, TX 77002. At the date of this Indenture, the Corporate Trust Office of the Canadian Trustee is located at 1066 West Hastings Street, Suite 1600, Vancouver, British Columbia V6E 3X1, and 320 Bay Street, P.O. Box 1, Toronto, Ontario M5H 4A6.

         "DBRS" means Dominion Bond Rating Service Limited and its successors.

         "Debt" means (without duplication), with respect to any Person, (i) every obligation of such Person for money borrowed by such Person, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of any business, property or other assets, (iii) every Capital Lease Obligation of such Person and (iv) every obligation of the type referred to in clauses (i) to (iii) of another Person the payment of which such Person has guaranteed or for which such Person is responsible or liable, in each case determined in accordance with generally accepted accounting principles, provided, however, that (v) any debt in respect of any co-ownership arrangement, joint venture, partnership, limited liability company or other similar entity which is guaranteed by such Person shall only be considered to be Debt to the extent of such Person's interest in such co-ownership arrangement, joint venture, partnership, limited liability company or other similar entity until such time as the guarantee is called upon in which case the amount demanded under the guarantee shall be considered to be Debt at the time of the demand, unless such co-ownership arrangement, joint venture, partnership, limited liability company or other similar entity would be accounted for on a fully consolidated basis in the consolidated financial statements of the Company in accordance with generally accepted accounting principles and (vi) there shall be excluded therefrom all IPP Excluded Debt.



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         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means each of CDS or DTC, as the case may be.

         "Dollars", "United States Dollars", "U.S. Dollars" or "U.S.$" each means the legal currency of the United States of America.

         "DTC" means The Depository Trust Company, New York, New York, its successors or any other depository appointed in its stead in accordance with
Section 306.

         "Equity Offering" means a public offer and sale of Common Stock (other than Redeemable Stock) of the Company (other than Common Stock sold to a Subsidiary of the Company).

         "Event of Default" has the meaning specified in Section 501.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the offer by the Company to the Holders of the Initial Securities to exchange all of the Initial Securities for Exchange Securities, as provided for in the Registration Rights Agreement.

         "Exchange Offer Prospectus" means the Exchange Offer Prospectus as defined in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

         "Exchange Securities" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms identical in all material respects to the Initial Securities that are issued and exchanged for the Initial Securities in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

         "Exchange Rate Agent" has the meaning specified in Section 314.

         "Exchange Rate Agency Agreement" has the meaning specified in Section 314.

         "Exchange Rate Agreement" has the meaning specified in Section 314.

         "generally accepted accounting principles" means generally accepted accounting principles in effect in Canada as of the date of this Indenture.

         "Gradation" means a gradation within a Rating Category or a change to another Rating Category, which shall include (i) "+" and " -- ", in the case of S&P's current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation); (ii) "1", "2" and "3", in the case of Moody's current Rating Categories (e.g., a decline of B1 to B2 would


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constitute a decrease of one gradation); (iii) "(high)" and "(low)", in the case of DBRS's current Rating Categories (e.g., a decline from BB (high) to BB would constitute a decrease of one gradation); or (iv) the equivalent in respect of successor Rating Categories of S&P, Moody's and DBRS, or Rating Categories used by Rating Agencies other than S&P, Moody's or DBRS.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Holder" means a Person in whose name a Security is registered in the Security Register.

         "Incur" means, with respect to any Debt or other obligation of any Person, the first (and only the first) to occur of the creation, issuance, incurrence (by conversion, exchange or otherwise), assumption or Guarantee by such Person, or such Person otherwise becoming liable, in respect of such Debt or other obligation including by acquisition of Restricted Subsidiaries or the recording, as required pursuant to generally accepted accounting principles, of such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurable" and "Incurring" shall have meanings correlative to the foregoing).

         "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Initial Securities" has the meaning stated in the first recital of this Indenture.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person. For purposes of compliance with any provision of this Indenture, the amount of any Investment consisting of the transfer of property shall be the book value of such property.



                                       10
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         "Investment Company Act" means the United States Investment Company Act of 1940, as amended.

         "Investment Grade" means BBB-- or above, in the case of S&P (or its equivalent rating under any successor Rating Categories of S&P), Baa3 or above, in the case of Moody's (or its equivalent rating under any successor Rating Categories of Moody's), and the equivalent rating in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's, provided, however, that if the Notes are not rated by either S&P or Moody's at the time of determination, then "Investment Grade" shall mean A or above, in the case of DBRS (or its equivalent rating under any successor Rating Categories of DBRS), and the equivalent rating in respect of the Rating Categories of any Rating Agencies substituted for DBRS.

         "IPP Excluded Debt" means up to Cdn.$41 million of liabilities of the Company and its Subsidiaries under the IPP Guarantees, provided that in the event there is any demand made against the Company or any Subsidiary under any of the IPP Guarantees, the IPP Excluded Debt shall thereafter be permanently reduced to Cdn.$0.

         "IPP Guarantees" means all liabilities of the Company or any Subsidiary from time to time in respect of obligations of Intracorp Properties Partnership or Intracorp Properties Partnership U.S. or any corporation, partnership or other entity in which either of them have any interest, arising pursuant to the Asset Purchase Agreement dated August 3, 1994 between the Company and Intracorp Properties Partnership or the Partnership Interests Purchase Agreement made the 4th day of August, 1994 between Intrawest U.S.A., Inc. and IntraCo Holdings Partnership and executed by Intracorp Properties Partnership U.S., in each case as amended and in effect from time to time.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment for security, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any title retention agreement having substantially the same economic effect as any of the foregoing).

         "Limited Recourse Notes" means certain limited recourse notes of Copper Mountain, Inc. in the original amount of U.S.$15.8 million that are secured by and provide for recourse only to certain leasehold interests in condominium projects at Copper Mountain in Colorado which are to be sold to tenants and under which amounts equivalent to rent received are payable as interest and the net proceeds from the sale of units and commercial space are payable as principal.

         "Maturity" means, with respect to any Security, the date on which the principal of such Security becomes due and payable as provided in such Security or this Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Available Proceeds" from any Asset Disposition means cash or readily marketable cash equivalents received therefrom by the Company or any Restricted Subsidiary, net of (i) all


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legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability by the Company or such Restricted Subsidiary as a consequence of such Asset Disposition, (ii) all payments made by the Company or any Restricted Subsidiary on any Debt which are required in accordance with the terms of any undertaking, agreement or instrument in respect of, or Lien securing, such Debt as a result of such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such Asset Disposition and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a Board Resolution, provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of this Indenture and the Securities as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

         "Non-Recourse Debt" means Debt or that portion of Debt as to which neither the Company nor any of the Restricted Subsidiaries (i) is directly or indirectly liable (including by recourse to their assets, other than the assets subject to a Lien securing such Debt) or (ii) constitutes the lender.

         "NRP Shares" means the Non-Resort Preferred Shares of the Company.

         "Obligations" means any principal (including reimbursement obligations and guarantees), premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements, claims for rescission, damages, gross-up payments and other liabilities payable under the documentation governing any Indebtedness or otherwise.

         "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustees, at least 15 Business Days (or such shorter period as is acceptable to the Trustees) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustees, in the name and at the expense of the

Company. The Offer shall contain information concerning the business of the Company and its Restricted Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis" contained in the documents required to be filed with the Trustees pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

                  (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

                  (2) the Expiration Date and the Purchase Date;

                  (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

                  (4) the purchase price to be paid by the Company for each Cdn.$1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                  (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of Cdn.$1,000 principal amount;

                  (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

                  (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                  (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                  (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustees so require, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustees, duly executed by the Holder thereof or his attorney duly authorized in writing);

                  (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or their Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                  (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of Cdn.$1,000 or integral multiples thereof shall be purchased); and

                  (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and a Trustee shall pursuant to Section 303 hereof, authenticate and deliver to the Holder of such Security without service charge to the Holder, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Subject to any applicable laws, rules or regulations, any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase. Notwithstanding anything to the contrary, any Offer to Purchase shall be governed by and effected pursuant to the rules and procedures of DTC and CDS, to the extent applicable to such Offer, so long as the Securities are in the form of a Global Security.

         "Officers' Certificate" means a certificate signed by any two of the following officers of the Company: its Chairman, any Vice Chairman, its President, its Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, or its Corporate Secretary, and delivered to the Trustees.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustees.

         "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (a) Securities theretofore cancelled by a Trustee or delivered to a Trustee for cancellation;

                  (b) Securities, or portions thereof, for whose payment, redemption or purchase money in the necessary amount has been theretofore deposited with a Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustees has been made;

                  (c) Securities, except to the extent provided in Sections 402 and 403, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four; and

                  (d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustees proof satisfactory to them that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, direction, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustees shall be protected in relying upon any such request, demand, direction, consent or waiver, only Securities which the Trustees know to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes by certificate in form satisfactory to the Trustees the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

         "Permitted Interest Rate or Currency Protection Agreement" of any Person means any interest rate or currency protection agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which has a notional amount no greater than the payments due with respect to the Debt being hedged thereby.

         "Permitted Investment" means any Investment in any Affiliate or Related Person (or any Person that would become an Affiliate or Related Person as a result of such Investment) that is engaged to a significant extent in a business which is conducted by the Company, or which the Company has announced an intention to conduct, on the date of this Indenture or a reasonable expansion or extension thereof or a business ancillary or related thereto or supportive thereof.

         "Permitted Liens" means, as of any particular time, any one or more of the following:

                  (i) Liens existing on the date on which the Securities are originally issued or provided for under the terms of agreements existing on such date;

                  (ii) Liens on property or assets acquired by the Company from another Person which are existing at the time of such acquisition, provided that such Liens (a) were not incurred in contemplation of the acquisition of such property or assets and (b) are applicable only to such property or assets;

                  (iii) Liens on any property or assets of the Company existing at the time of acquisition thereof (including acquisition through merger or consolidation) to secure or securing the payment of all or any part of the purchase price, cost of improvement or construction cost thereof or securing any indebtedness Incurred prior to, at the time of or within 120 days after, the acquisition of such property or assets or the completion of any such improvement or construction, whichever is later, for the purpose of financing all or any part of the purchase price, cost of improvement or construction cost thereof or to secure or securing the repayment of money borrowed to pay in whole or any part of such purchase price, cost of improvement or construction cost of any vendor's privilege or lien on such property securing all or any part of such purchase price, cost of improvement or construction cost, including title retention agreements and leases in the nature of title retention agreements (provided such Liens are limited to such property or assets and to improvements on such property);

                  (iv) any Lien securing the Securities;

                  (v) Liens in favor of the Company or a Restricted Subsidiary;

                  (vi) Liens to secure Debt that is permitted to be Incurred under clause (e), (f), (g) or (i) under Section 1008 hereof;

                  (vii) any interest or title of a lessor to any property subject to a Capital Lease Obligation which is permitted to be Incurred under this Indenture;

                  (viii) any right of set-off, refund or charge-back available to any bank or other financial institution;

                  (ix) Liens to secure Permitted Interest Rate or Currency Protection Agreements; or

                  (x) Liens to secure Debt Incurred to renew, extend, refinance or refund, in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (iv), (v), (vi), (viii) and (ix) so long as such Lien does not extend to any other property and the principal amount of the Debt so secured does not exceed the principal amount of Debt so renewed, extended, refinanced or refunded.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same Debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same Debt as the mutilated, destroyed, lost or stolen Security.

         "Preferred Shares" of any Person means shares of such Person of any class or classes (however designated) that rank prior, as to payment of dividends or as to distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of any other class of such Person.

         "Project" means a residential or resort development project (or, in the case of any such project which is being developed in phases, any particular phase thereof), including for greater certainty houses, townhomes, multiple unit residences, timeshare buildings, strata-titled hotels and mixed-use buildings which are comprised of one or more of the foregoing types of facilities and commercial space, together, in each case, with ancillary amenities and facilities.

         "Qualifying Construction Loan" means a loan (i) with a term to maturity of 18 months or less, (ii) the proceeds of which are used to finance the cost of development or construction of a Qualifying Project and (iii) which is advanced by a financial institution dealing with the Company at arm's length.

         "Qualifying Project" means a Project in respect of which (i) the aggregate estimated development or construction costs do not exceed Cdn.$7,500,000 in the case of a Project in Canada or U.S.$7,500,000 in the case of a Project outside Canada, provided that the aggregate estimated development or construction costs for all Projects permitted pursuant to this clause (i) at any time shall not exceed Cdn.$40,000,000, or (ii) substantially all space other than commercial space and common areas is being developed for sale and purchase and sale agreements acceptable to the financial institution providing the applicable Qualifying Construction Loan have been entered into representing aggregate sales revenues equal to at least 50% of the aggregate estimated development or construction costs of such Project.

         "Rating Agencies" means (i) S&P, Moody's and DBRS or (ii) if S&P, Moody's and DBRS or any of them are not making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be, or a nationally recognized Canadian rating agency or agencies, as the case may be, selected by the Company, which will be substituted for DBRS.

         "Rating Categories" means (i) with respect to S&P, any of the following categories (any of which may include a "+" or " -- "): AAA, AA, A, BBB, BB, B, CCC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories (any of which may include a "1," "2" or "3"):
Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories);
(iii) with respect to DBRS, any of the following categories (any of which may include a "(high)" or "(low)"): AAA, AA, A, BBB, BB, B, CCC, CC, and C; and (iv) the equivalent of any such categories of S&P, Moody's or DBRS used by another Rating Agency, if applicable.

         "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Securities.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by the Board of Directors pursuant to this Indenture.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Reference Dealer" has the meaning specified in Section 314.

         "Registration Default" has the meaning set forth in the Registration Rights Agreement.

         "Registration Default Period" has the meaning set forth in Section 203.

         "Registration Rights Agreement" means the Exchange and Registration Rights Agreement between the Company and the Purchasers named therein dated as of October 6, 2004 relating to the Securities.

         "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Regulation S" means Regulation S under the Securities Act.

         "Related Person" of any Person means any other Person directly or indirectly owning (i) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (ii) 5% or more of the combined voting power of the Voting Stock of such Person.

         "Relevant Provinces" shall have the meaning ascribed thereto in the Registration Rights Agreement.

         "Responsible Officer", when used with respect to the Trustees, means, to the extent such offices exist and are filled, the chairman or any vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer or authorized agent or signatory of a Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of this Indenture, unless such Subsidiary is an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and its successors.

         "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which any lender or investor is a party providing for the leasing by such Person of any property or asset of such Person for a term, including renewal terms at the option of the lessor, of three years or more and which property or asset has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The term of such arrangement shall be deemed to expire on the date of the last payment of rent or any other amount due under such arrangement prior to the first day on which such arrangement may be terminated by the lessee without payment of a penalty.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Security" and "Securities" means any Securities authenticated and delivered under this Indenture and includes any Additional Securities that may be issued under a supplemental indenture or Officers' Certificate. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities to be issued and exchanged for any Initial Securities in accordance with the Exchange Offer as provided for in the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Initial Securities, any Additional Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustees pursuant to Section 309.

         "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable and, when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt is due and payable.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "Taxing Authority" means any government or any political subdivision or territory or possession or any authority therein or thereof having power to tax.

         "Trust Indenture Act" or "TIA" means the United States Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, except as provided in Section 907.

         "Trust Indenture Legislation" means, at any time, the provisions of (i) the Canada Business Corporations Act and the regulations thereunder as amended or re-enacted from time to time, (ii) the provisions of any other applicable statute of Canada or any province thereof, and (iii) the Trust Indenture Act and regulations thereunder, but only to the extent applicable under Rule 4d-9 under the Trust Indenture Act, in each case, relating to trust indentures and the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.

         "Trustee" or "Trustees" means the Persons named as the "U.S. Trustee" and the "Canadian Trustee" in the first paragraph of this Indenture, until a successor of either or both of them shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" and "Trustees" shall refer instead to such successor Trustee or Trustees. Except to the extent otherwise indicated, "Trustees" shall refer to the Canadian Trustee (if still serving) and the U.S. Trustee, both jointly and individually.

         "U.S. Trustee" means the Person named as the "U.S. Trustee" in the first paragraph of this instrument, until a successor shall have become such pursuant to the applicable provisions of this Indenture and thereafter "U.S. Trustee" shall mean such and any subsequent successor.

         "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or any Subsidiary of such Subsidiary or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either (x) the Subsidiary to be so designated has total assets of Cdn.$10,000 or less or (y) immediately after giving effect to such designation, the Company could incur at least Cdn.$1.00 of additional Debt pursuant to the Debt Incurrence Provisions and provided further that the Company could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of such Subsidiary pursuant to Section 1010 hereof and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

         SECTION 102. OTHER DEFINITIONS.


      DEFINED TERM                                                                             IN SECTION
      ------------                                                                             ----------
      "Act"...........................................................................................105
      "Additional Amounts"...........................................................................1016
      "Bankruptcy Order"..............................................................................501
      "Canadian Government Obligations"...............................................................404
      "CDS Zero Note".................................................................................306
      "Change of Control"............................................................................1014
      "Change of Control Triggering Event"...........................................................1014
      "covenant defeasance"...........................................................................403
      "Custodian".....................................................................................501
      "Debt Incurrence Provisions"...................................................................1008
      "Defaulted Interest"............................................................................309
      "Development Start Date".......................................................................1008
      "defeasance"....................................................................................402



      DEFINED TERM                                                                             IN SECTION
      ------------                                                                             ----------
      "DTC Zero Note" ................................................................................306
      "Events of Default".............................................................................501
      "Excluded Holder"..............................................................................1016
      "First Currency"................................................................................116
      "Global Security" or "Global Securities"........................................................201
      "Group"........................................................................................1014
      "judgment currency".............................................................................115
      "Other Currency"................................................................................116
      "Private Placement Legend"......................................................................202
      "Purchasers"....................................................................................201
      "rate(s) of exchange"...........................................................................115
      "Relevant Person"...............................................................................118
      "Required Filing Dates"........................................................................1015
      "Restricted Global Security"....................................................................201
      "Restricted Payment"...........................................................................1010
      "Rule 144A".....................................................................................201
      "Security Register".............................................................................305
      "Security Registrar"............................................................................305
      "Taxes"........................................................................................1016
      "Unrestricted Global Security"..................................................................201


         SECTION 103. COMPLIANCE CERTIFICATES AND OPINIONS.

         Upon any application or request by the Company to either Trustee to take any action under any provision of this Indenture, the Company shall furnish to such Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion (other than the certificates required by Section 1017) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 104. FORM OF DOCUMENTS DELIVERED TO TRUSTEES.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 105. ACTS OF HOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustees and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 603) conclusive in favor of the Trustees and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustees deem sufficient.

         (c) The ownership of Securities shall be proved by the Security
Register.

         (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

         If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustees, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (f) For all purposes of this Indenture, all Initial Securities, any Additional Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

         SECTION 106. NOTICES, ETC., TO TRUSTEES AND COMPANY.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (a) the U.S. Trustee by the Canadian Trustee, any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing, to or with the U.S. Trustee at its Corporate Trust Offices in The City of New York, Houston, Texas, and in Seattle, Washington, Attention: Corporate Trust Department, or at any other address previously furnished in writing to the Company and the Canadian Trustee by the U.S. Trustee;

                  (b) the Canadian Trustee by the U.S. Trustee, any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing, to or with the Canadian Trustee at its Corporate Trust Office in British Columbia, Attention:
         Assistant Vice President, Corporate Trust Services; or

                  (c) the Company by either Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing to the Company addressed to it at 200 Burrard Street, Suite 800, Vancouver, British Columbia V6C 3L6, Attention: Corporate Secretary, or at any other address previously furnished in writing to the Trustees by the Company, or at any other address previously furnished in writing to the Company and the U.S. Trustee by the Canadian Trustee.

         SECTION 107. NOTICE TO HOLDERS; WAIVER.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder when mailed whether or not actually received by such Holder.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustees, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustees shall be deemed to be a sufficient giving of such notice.

         SECTION 108. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 109. SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company, the Trustees and the Holders shall bind their respective successors and assigns, whether so expressed or not.

         SECTION 110. SEVERABILITY CLAUSE.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 111. BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 112. GOVERNING LAW.

         This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York. Each of the Trustees and the Company agrees to comply with all provisions of the Trust Indenture Legislation applicable to or binding upon it in connection with this Indenture and any action to be taken hereunder. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of Trust Indenture Legislation, such mandatory requirement shall prevail. Upon the issuance of the Exchange Securities or the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 113. LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309 or Stated Maturity with respect to any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309 or Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309 or Stated Maturity, as the case may be, to the next succeeding Business Day.

         SECTION 114. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.

         By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed PTSGE Corp., 925 Fourth Avenue, Suite 2900, Seattle, Washington 98104-1158, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities or this Indenture that may be instituted in any federal or state court in the State of New York, Borough of Manhattan, or brought under federal or state securities laws or brought by the Trustees, or either of them (whether in their individual capacities or in their capacities as Trustees hereunder), and acknowledges that PTSGE Corp. has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon PTSGE Corp. and written notice of said service to it (mailed or delivered to the Company's Corporate Secretary at its principal office in Vancouver, British Columbia, Canada as specified in
Section 106(c) hereof) shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of PTSGE Corp. in full force and effect so long as this Indenture shall be in full force and effect.

         To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

         SECTION 115. CONVERSION OF CURRENCY.

         The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Securities and this
Indenture:

                  (a) (i) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "judgment currency") an amount due in Canadian Dollars, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

                  (ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional amount (or, as the case may be, be refunded such lesser amount), if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in Canadian Dollars originally due.

                  (b) In the event of the winding-up of the Company at any time while any amount or damages owing under the Securities and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustees harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in Canadian Dollars due or contingently due under the Securities and this Indenture (other than under this subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

                  (c) The obligations contained in subsections (a)(ii) and (b) of this Section 115 shall constitute separate and independent obligations of the Company from its other obligations under the Securities and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustees or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under subsection
         (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustees, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise or any of them which shall be liable for such deficiency. In the case of subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

                  (d) The term "rate(s) of exchange" shall mean the rate of exchange quoted by The Bank of Nova Scotia at its central foreign exchange desk in its head office in Toronto at 12:00 noon (Toronto time) for purchases of Canadian Dollars with the judgment currency other than Canadian Dollars referred to in subsections (a) and (b) above and includes any premiums and costs of exchange payable.

                  (e) The Trustees shall have no duty or liability with respect to monitoring or enforcing this Section 115 and shall have no liability to the Holders due to fluctuations in currency rates.

         SECTION 116. CURRENCY EQUIVALENT.

         Except as provided in Section 115, for purposes of the construction of the terms of this Indenture or of the Securities, in the event that any amount, including any amounts owed by the Company to the Trustees, is stated herein in the currency of one nation (the "First Currency"), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation (the "Other Currency") which is required to purchase such amount in the First Currency at the rate of exchange quoted by The Bank of Nova Scotia at its central foreign exchange desk in its head office in Toronto at 12:00 noon (Toronto time) on the date of determination.

         SECTION 117. NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each

Holder by accepting any of the Securities waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 118. RELIANCE ON FINANCIAL DATA.

         In computing any amounts under this Indenture:

                  (i) to the extent relevant in computing any amounts under this Indenture, the Company shall use audited financial statements of the Company, its Subsidiaries, any Person that would become a Subsidiary in connection with the transaction that requires the computation and any Person from which the Company or a Subsidiary has acquired an operating business, or is acquiring an operating business in connection with the transaction that requires the computation (each such Person whose financial statements are relevant in computing any particular amount, a "Relevant Person") for the period or portions of the period to which the computation relates for which audited financial statements are available on the date of computation and unaudited financial statements and other current financial data based on the books and records of the Relevant Person or Relevant Persons, as the case may be, to the extent audited financial statements for the period or any portion of the period to which the computation relates are not available on the date of computation, and

                  (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of any Relevant Person that are available on the date of the computation.

                                   ARTICLE TWO

                                 SECURITY FORMS

         SECTION 201. FORMS GENERALLY.

         The Initial Securities shall be known as the "6.875% Senior Notes due October 15, 2009" and the Exchange Securities shall be known as the "6.875% Senior Exchange Notes due October 15, 2009", in each case, of the Company. The Securities and the Trustees' certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

         The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

         The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated September 22, 2004, between the Company, and the purchasers listed in Schedule II therein, (collectively, the "Purchasers").

         Initial Securities offered and sold to "qualified institutional buyers" (as defined in Rule 144A ("Rule 144A") under the Securities Act) in reliance on Rule 144A shall be issued initially in the form of a permanent global Security in definitive, fully registered form without interest coupons substantially in the form set forth in this Article (the "Restricted Global Security") deposited on behalf of the Purchasers thereof, with, or on behalf of, DTC or with the U.S. Trustee, as custodian for DTC, duly executed by the Company and authenticated by one of the Trustees as hereinafter provided. The Restricted Global Security will be registered in the name of a nominee of DTC. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased, pursuant to the terms of this Indenture, by adjustments made on the records of DTC or its nominee, or of the U.S. Trustee, as custodian for DTC or its nominee, as hereinafter provided.

         Initial Securities offered and sold in reliance on Regulation S shall be issued in the form of a permanent global Security in fully registered form without interest coupons substantially in the form set forth in this Article (the "Unrestricted Global Security" and, together with the Restricted Global Security, the "Global Securities" or each individually, a "Global Security"), deposited with, or on behalf of, CDS or with the Canadian Trustee, as custodian for CDS duly executed by the Company and authenticated by one of the Trustees as hereinafter provided. The Unrestricted Global Security will be registered in the name of a nominee of CDS and deposited with the Canadian Trustee on behalf of the Purchasers thereof. The aggregate principal amount of the Unrestricted Global Security may from time to time be increased or decreased, pursuant to the terms of this Indenture by adjustments made on the records of CDS or its nominee, or of the Canadian Trustee, as custodian for the CDS or its nominee, as hereinafter provided.

         SECTION 202. RESTRICTIVE LEGENDS.

         Unless and until (i) an Initial Security is sold under an effective Registration Statement or Exchange Offer Prospectus, or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case as provided for in the Registration Rights Agreement, each such Restricted Global Security shall bear the following legend (the "Private Placement Legend") on the face thereof:

         "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES

         ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."


         SECTION 203. FORM OF FACE OF SECURITY.

         The Securities and the Trustees' certificates of authentication to be endorsed thereon are to be substantially in the following forms:

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. (OR SUCH OTHER PERSON AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.*

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED ("CDS") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR

-------------
* Include only for Global Securities deposited with, or on behalf of, DTC.

OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.+



-------------
+ Include only for Global Securities deposited with, or on behalf of, CDS.

                              INTRAWEST CORPORATION

                        6.875% Senior [Exchange] * Note
                              due October 15, 2009

                                                                    CUSIP ______

                                                                    ISIN _______

No.___________                Cdn.$ __________



         Intrawest Corporation, a corporation organized under the laws of Canada (herein called the "Company", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________ or its registered assigns in accordance with the provisions of the Indenture (as defined on the reverse hereof), the principal sum of _______________ Canadian Dollars (Cdn.$ ______) on October 15, 2009, at the
office or agency of the Company referred to below, and to pay interest thereon from October 6, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on, April 15, 2005, and payable semi-annually thereafter, on April 15 and October 15, in each year at the rate of 6.875% per annum until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue principal and premium, if any, and overdue interest at the rate borne by the Securities plus 1% from the date of the Interest Payment Date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustees, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         [The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated as of October 6, 2004, between the Company and the Purchasers named therein (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement in each event of a Registration Default (as defined in the Registration Rights Agreement), for so


-----------
  * Include only for Exchange Securities.

long as a Registration Default has occurred and is continuing (a "Registration Default Period"), the Company shall pay liquidated damages for such Registration Default, in an amount equal to interest on this Security at a per annum rate of 0.5% for the first 90 days of such Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of such Registration Default Period, in each case calculated as hereinafter provided.]*

         The Initial Securities that remain outstanding after the consummation of the Exchange Offer and Exchange Securities issued for the Initial Securities in connection with the Exchange Offer will be treated as a single class of securities under this Indenture.

         Payment of the principal of (and premium, if any) and interest and the purchase price payable under an Offer to Purchase, if applicable, on this Security will be made at the office or agency of the Company maintained for that purpose in The City of Toronto (which shall be the Corporate Trust Office of the Canadian Trustee, unless the Company shall designate and maintain some other office or agency for such purpose), or at such other office or agency of the Company as may be maintained for such purpose, in lawful money of Canada; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

         Interest and liquidated damages, if any, on this Security shall be computed on the basis of a 360 day year of twelve 30-day months. For the purposes of the Interest Act (Canada) only, the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by one of the Trustees referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


-----------
  * Include only for Initial Securities.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                 INTRAWEST CORPORATION



                                               By
                                                 -------------------------------

         SECTION 204. FORM OF REVERSE OF SECURITY.

         This Security is one of a duly authorized issue of securities of the Company designated as its 6.875% Senior [Exchange]* Notes due October 15, 2009 (the "Securities"), which may be issued under an indenture (the "Indenture") dated as of October 6, 2004, among the Company, as issuer, JPMorgan Chase Bank, as U.S. trustee (the "U.S. Trustee", which term includes any successor under the Indenture), and CIBC Mellon Trust Company, as Canadian trustee (the "Canadian Trustee", which term includes any successor under the Indenture, and, together with the U.S. Trustee, the "Trustees" and each a "Trustee") to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustees and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         Except as otherwise provided in Section 314 of the Indenture for payments of United States Dollars to certain Holders, on behalf of owners of beneficial interests in the Securities who hold their interests through DTC and who have not otherwise elected to receive Canadian dollars in accordance with the Applicable Procedures of DTC, the principal of (premium, if any) and interest on the Securities, and the purchase price payable under an Offer to Purchase, if applicable, will be paid in Canadian Dollars.

         Any payments made by checks denominated in United States Dollars will be drawn on a United States bank. Any payments made by checks denominated in Canadian Dollars will be drawn on a Canadian bank.

         The Company will pay to the Holders such Additional Amounts as may become payable under Section 1016 of the Indenture.

         At any time and from time to time, on or prior to October 15, 2007, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities with the proceeds of one or more Equity Offerings, at a Redemption Price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest to but excluding the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding (excluding Securities held by the Company or any of its Affiliates). Any such redemption shall be made on a Redemption Date within 90 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice, in amounts of Cdn.$1,000 or integral multiples of Cdn.$1,000.

         If less than all of the Securities are to be redeemed, the Trustees shall select the Securities to be redeemed by such method as the Trustees shall deem fair and appropriate. The


---------
* Include only for Exchange Securities.

Trustees may select for redemption Securities and portions of Securities in amounts of Cdn.$1,000 or integral multiples of Cdn.$1,000.

         The Securities do not have the benefit of sinking fund obligations.

         The Securities will also be subject to redemption as a whole, but not in part, at the option of the Company at any time upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities to be redeemed at such Holder's address appearing in the Security Register at a redemption price equal to 100% of the principal amount plus accrued interest to but excluding the Redemption Date in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Securities, any Additional Amounts as a result of any change or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in or interpretation or administration of such laws or regulations by the relevant taxing authority which change or amendment is announced or becomes effective on or after the date of the Indenture.

         In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

         In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture provides that, subject to certain conditions, if (i) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions or (ii) a Change of Control Triggering Event occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustees with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register, upon surrender of this Security for registration of transfer at any office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more replacement Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided for in the Indenture, the Company may, subject to certain limitations, from time to time, without notice to or the consent of the Holders, create and issue Additional Securities so that such Additional Securities shall be consolidated and form a single series with the Securities initially issued by the Company and shall have the same terms as to status, redemption or otherwise as the Securities originally issued. Any Additional Securities shall be issued with the benefit of an indenture supplemental to the Indenture or pursuant to an Officers' Certificate.

         The Securities are issuable only in registered form without coupons in denominations of Cdn.$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

         Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustees and any agent of the Company or the Trustees may treat the Person in whose name this Security is registered on the Security Register as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustees or any agent shall be affected by notice to the contrary.

         This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

         All terms used in this Security which are not otherwise defined herein and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         SECTION 205. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        (Certificate of Authentication may be executed by either Trustee)

         JPMorgan Chase Bank, as U.S. Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.


                                             JPMORGAN CHASE BANK


                                             By:
                                                --------------------------------
                                                    Authorized Signatory


         CIBC Mellon Trust Company, as Canadian Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.


                                             CIBC MELLON TRUST COMPANY


                                             By:
                                                --------------------------------
                                                    Authorized Signatory

                                  ARTICLE THREE

                                 THE SECURITIES

         SECTION 301. TITLE AND TERMS.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

         The Initial Securities shall be known and designated as the "6.875% Senior Notes due October 15, 2009" and the Exchange Securities shall be known and designated as the "6.875% Senior Exchange Notes due October 15, 2009". The Stated Maturity of the Securities shall be October 15, 2009, and they shall bear interest at the rate of 6.875% per annum from October 6, 2004, or the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on, April 15, 2005, and semi-annually thereafter on April 15 and October 15, in each year and at said Stated Maturity until the principal thereof is paid or duly provided for.

         The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of Toronto (which shall be the Corporate Trust Office of the Canadian Trustee, unless the Company shall designate and maintain some other office or agency for such purpose), or at such other office or agency of the Company as may be maintained for such purpose in lawful money of Canada; provided, however, that, at the option of the Company, interest may be paid to Holders by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

         The Securities shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 1012 and 1014.

         Additional Securities ranking pari passu with the Initial Securities may be created and issued from time to time by the Company without notice to or the consent of the Holders and shall be consolidated with and form a single series with the Securities initially issued and shall have the same terms as to status, redemption or otherwise as the Securities originally issued, provided that, the Company's ability to issue Additional Securities shall be subject to the Company's compliance with Section 1008. Any Additional Securities shall be issued with the benefit of an indenture supplemental to this Indenture or pursuant to an Officers' Certificate. Such Officers' Certificate shall state that the Additional Securities are issued pursuant to this Indenture.

         The Securities shall not be redeemable, other than as provided in Article Eleven.

         The Securities shall be subject to defeasance at the option of the Company as provided in Article Four.

         SECTION 302. DENOMINATIONS.

         The Securities shall be issuable only in registered form without coupons and only in denominations of Cdn.$1,000 or any integral multiple thereof.

         SECTION 303. EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

         The Securities shall be executed on behalf of the Company by any of the following: its Chairman, its President, its Chief Financial Officer, any Executive Vice President, any Senior Vice President, or any other Vice President, or the Corporate Secretary, under its corporate seal reproduced thereon. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         The Trustees, or either of them, shall (upon Company Order) authenticate and deliver Securities for original issue in accordance with such Company Order.

         In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustees shall be entitled to receive, and shall be fully protected in relying upon:

         1.       an Opinion of Counsel complying with Section 103 stating:

                  (a) that the terms of such Securities have been established by or pursuant to a Board Resolution in conformity with the provisions of this Indenture;

                  (b) that such Securities, when completed by appropriate insertions and executed and delivered by the Company to either of the Trustees for authentication in accordance with this Indenture, authenticated and delivered by such Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company entitled to the benefits provided by this Indenture, enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights, (ii) general equitable principles and
         (iii) such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities;

                  (c) that all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with and that authentication and delivery of such Securities and the execution and delivery of the supplemental indenture, if any, by either Trustee will not violate the terms of this Indenture;

                  (d) that the Company has the corporate power to issue such Securities and has duly taken all necessary corporate action with respect to such issuance;

                  (e) that the issuance of such Securities will not contravene the articles of incorporation or by-laws of the Company or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement known to such counsel by which the Company is bound; and

                  (f) such other matters as the Trustees may reasonably request; and

         2.       an Officers' Certificate pursuant to Section 103.

         Each Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Each reference in this Indenture to authentication by either Trustee includes authentication by such agent.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the U.S. Trustee or by the Canadian Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         The Company shall enter into an appropriate agency agreement with any Security Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustees of the name and address of any such agent. If the Company fails to maintain a Security Registrar or Paying Agent, the Trustees shall perform such duties and shall be entitled to appropriate compensation therefor pursuant to Section 607. The Company or any of its Wholly Owned Restricted Subsidiaries incorporated in the United States may act as Paying Agent, Security Registrar, co-registrar or transfer agent.

         The Company initially appoints the Canadian Trustee as Security Registrar and Paying Agent in connection with the Securities.

         If, after the occurrence of a transaction or a series of related transactions referred to in Section 801, the Company shall not be the surviving Person, the successor Person shall have executed an indenture supplemental hereto with the Trustees pursuant to Article Eight, any of the Securities authenticated or delivered prior to such amalgamation, consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustees, or either of them, upon receipt of the Company Order, Opinion of Counsel and Officers' Certificate of the successor Person, shall authenticate and deliver replacement Securities as specified in such request for the purpose of such exchange. If replacement Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time Outstanding held by such Holder for Securities authenticated and delivered in such new name.

         The Trustees shall not be required to authenticate and deliver any Securities if (i) the issue of such Securities pursuant to this Indenture will affect the Trustees' own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustees; (ii) the Trustees, being advised by counsel, determine that such action may not lawfully be taken; or (iii) the Trustees in good faith, acting by its board of directors, executive committee, a committee of directors or Responsible Officers of the Trustees, determine that such action would expose the Trustees to personal liability to Holders of any Outstanding Securities.

         SECTION 304. TEMPORARY SECURITIES.

         Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustees shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities (but which do not affect the rights or duties of the Trustees).

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and either Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         SECTION 305. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

         The Company shall cause to be kept at one of its offices or agencies maintained pursuant to Section 1002 a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein referred to as the "principal register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. Said office or agency of the Canadian Trustee is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

         Each co-registrar shall maintain a branch register (a "branch register") of Holders of Securities in the same manner and containing the same information with respect to each entry contained therein as contained in the principal register. A copy of every entry in the principal register or a branch register shall, promptly after the entry is made, be transmitted to each co-registrar and the Security Registrar, respectively, and entered in the applicable branch register and the principal register, respectively. The Corporate Trust Office of the U.S. Trustee in Washington is hereby initially appointed co-registrar for the purpose of registering Securities and transfers of Securities as herein provided, and the U.S. Trustee hereby accepts such appointment. The principal register together with each branch register is herein referred to as the "Security Register".

         Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustees, or either of them, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Securities of any authorized denomination or denominations of a like aggregate principal amount.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustees, or either of them, shall authenticate and deliver, the replacement Securities which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Securities for Exchange Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission with respect to Securities held in the United States, or until final receipts shall have been obtained from the Relevant Provinces for the Exchange Offer Prospectus with respect to Securities held in Canada, and the Initial Securities to be exchanged for the Exchange Securities shall be cancelled by either Trustee. The Company shall give prompt written notice to the Trustees of the effectiveness of the Exchange Offer Registration Statement and shall promptly make available to the Trustees a new Global Security for the Exchange Securities.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 303, 304, 308, 905 or 1108, in accordance with any Offer to Purchase pursuant to Section 1012 or 1014 not involving any transfer or pursuant to an Exchange Offer.

         The Company shall not be required to (i) issue replacement Securities or register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities under Section 1105 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                  SECTION 306. BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

                  (a) Restricted Global Securities shall be registered in the name of DTC, or the nominee of DTC, be deposited with, or on behalf of, DTC or with the U.S. Trustee, as custodian for DTC and bear legends as set forth in Section 202. Unrestricted Global Securities shall be registered in the name of CDS, or the nominee of CDS, be deposited with, or on behalf of, CDS or with the Canadian Trustee, as custodian for CDS. In order to facilitate transfers of beneficial ownership interests of the Securities between Restricted Global Securities held in DTC and Unrestricted Global Securities held in CDS pursuant to
         Section 307 of this Indenture, Unrestricted Global Securities of zero denomination may be registered in the name of DTC, or the nominee of DTC, be deposited with, or on behalf of, DTC or with the U.S. Trustee, as custodian for DTC (the "DTC Zero Note") and Restricted Global Securities of zero denomination may be registered in the name of CDS, or the nominee of CDS, be deposited with, or on behalf of, CDS or with the Canadian Trustee, as custodian for CDS (the "CDS Zero Note"), all in accordance with the Applicable Procedures of the Depositaries.

                  Each of the Depositaries, or its respective nominees, shall be the Holder of the Global Securities, and owners of beneficial interests in the Securities represented by the Global Securities shall hold such interests pursuant to the Applicable Procedures. Any such owner's beneficial ownership of any such Securities will be shown only on, and the transfer of such ownership interest of such Securities will be shown only on, and the transfer of such ownership interest shall be effected only through, records maintained by each Depositary or its nominee.

                  (b) Transfers of any Global Security shall be limited to transfers of such Global Security in whole, but not in part, to each Depositary, its successors or their respective nominees. Interests of beneficial owners in any Global Security may be transferred in accordance with the Applicable Procedures and the provisions of Section
         307. Unless (i) a Depositary notifies the Company that it is unwilling or unable to continue as depositary for a Global Security and no successor depository shall have been appointed within 90 days of such notice, or (ii) a Depositary at any time, ceases to be a "Clearing Agency" registered under the Exchange Act or announces an intention permanently to cease business or does in fact do so and a successor Depositary is not appointed by the Company within 90 days of such notice, or (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable, or (iv) there shall have been an Event of Default with respect to such Securities, owners of beneficial interests in a Global Security will not be entitled to have any portions of such Global Security registered in their names, will not receive or be entitled to receive physical delivery of

         Securities in definitive form and will not be considered the owners or holders of the Global Security.

                  (c) Securities issued in exchange for a Global Security or any portion thereof pursuant to the last sentence of subsection (b) of this Section shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Securities issued in exchange for a Restricted Global Security shall bear the legends set forth in Section 202, unless the Company determines otherwise in accordance with applicable law. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Canadian Trustee, as Security Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if either of the Trustees is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustees, or either of them, shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. In the event of the occurrence of any of the events specified in the last sentence of subsection (b) of this Section 306, the Company will promptly make available to the Trustees a reasonable supply of certificated Securities in definitive form.

                  (d) Except as otherwise set forth in this Indenture or a Global Security, owners of beneficial interests in the Securities evidenced by a Global Security will not be entitled to any rights under this Indenture with respect to such Global Security, and the Depositary or its nominee may be treated by the Company, the Trustees and any agent of the Company or the Trustees as the owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustees or any such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Security.

                  (e) Neither the Company nor the Trustees shall have at any time any responsibility or liability to any owner of any beneficial interest in any Security or to any other person for any error, omission, action or failure to act on the part of either Depositary, with respect to payment, when due, to any such owner of the principal, premium, if any, and interest on the Securities, proper recording of beneficial ownership of Securities, proper transfers of such beneficial ownership or any notices to beneficial owners or any other matter of similar or different kind pertaining to the Securities.

         SECTION 307. SPECIAL TRANSFER PROVISIONS.

         Unless and until (i) an Initial Security is sold under an effective Registration Statement, or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Exchange Offer Registration Statement or Exchange Offer Prospectus, in each case pursuant to the Registration Rights Agreement, the following transfer provisions shall apply:

                  (a) Restricted Global Security to Unrestricted Global Security. If, at any time, an owner of a beneficial interest in the Restricted Global Security deposited with DTC (or the U.S. Trustee as custodian for DTC) wishes to transfer its interest in the Restricted Global Security to a Person who is required or permitted to take delivery thereof in the form of an interest in the Unrestricted Global Security deposited with CDS (or the Canadian Trustee as custodian for CDS), such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such beneficial interest for an equivalent beneficial interest in the Unrestricted Global Security as provided in this Section 307(a). Upon receipt by the U.S. Trustee, as co-registrar and the Canadian Trustee, as Security Registrar, of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the U.S. Trustee, as co-registrar and the Canadian Trustee, as Security Registrar, to credit or cause to be credited a beneficial interest in the Unrestricted Global Security in an amount equal to the beneficial interest in the Restricted Global Security to be exchanged,
         (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of CDS to be credited with such increase, and (3) a certificate substantially in the form of Exhibit A-1 hereto given by the owner of such beneficial interest, (A) the U.S. Trustee, as co-registrar, shall instruct DTC to reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Restricted Global Security that is being exchanged or transferred, and (B) the Canadian Trustee, as Security Registrar, shall instruct CDS to increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by the principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Unrestricted Global Security equal to the reduction in the aggregate principal amount of the Restricted Global Security.

         In effecting such transfer between the Restricted Global Security and the Unrestricted Global Security, the Canadian Trustee, as Security Registrar and the U.S. Trustee, as co-registrar, may instruct DTC or CDS, as the case may be, to transfer the beneficial interest in each Global Security through the DTC Zero Note or the CDS Zero Note, as the case may be, all in accordance with the Applicable Procedures of the Depositaries.

                  (b) Unrestricted Global Security to Restricted Global Security. If, at any time, an owner of a beneficial interest in the Unrestricted Global Security deposited with CDS (or with the Canadian Trustee as custodian for CDS) wishes to transfer its interest in the Unrestricted Global Security to a Person who is required or permitted to take delivery thereof in the form of an interest in the Restricted Global Security deposited with DTC (or with the U.S. Trustee as custodian for DTC), such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Restricted Global Security, as provided in this Section 307(b). Upon receipt by the Canadian Trustee, as Security Registrar, and the U.S. Trustee, as co-registrar, of (1) instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Canadian Trustee, as Security Registrar, and the U.S. Trustee, as co-registrar, to credit or cause to be credited a beneficial interest in the Restricted Global Security equal to the beneficial interest in the Unrestricted Global Security to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of DTC to be credited with such increase, and (3) and a certificate substantially in the Form of Exhibit A-2 hereto given by the owner of such beneficial interest, (A) the Canadian Trustee, as Security Registrar, shall instruct CDS to reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Unrestricted Global Security that is being exchanged or transferred and (B) the U.S. Trustee, as co-registrar shall instruct DTC to increase or cause to be increased the aggregate principal amount of the Restricted Global Security by the principal amount of the beneficial interest in the Unrestricted Global Security to be exchanged, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the aggregate principal amount of the Unrestricted Global Security.

         In effecting such transfer between the Unrestricted Global Security and the Restricted Global Security, the Canadian Trustee, as Security Registrar and the U.S. Trustee, as co-registrar, may instruct DTC or CDS, as the case may be, to transfer the beneficial interest in each Global Security through the DTC Zero Note or the CDS Zero Note, as the case may be, all in accordance with the Applicable Procedures of the Depositaries.

                  (c) Restricted Global Security to Unrestricted Global Security After Two Years. If the holder of a beneficial interest in the Restricted Global Security deposited with DTC (or the U.S. Trustee as custodian for DTC) wishes at any time after October 6, 2006 (the "Restricted Period") to (A) transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security deposited with CDS (or the Canadian Trustee as custodian for CDS) or (B) to exchange such interest for a beneficial interest in the Unrestricted Global Security deposited with CDS (or the Canadian Trustee as custodian for CDS), such transfer or exchange may be effected, subject to the Applicable Procedures, only in accordance with this Section 307(c). Upon receipt by the U.S. Trustee, as co-registrar and the Canadian Trustee, as Security Registrar, of (1) in the case of a transfer or exchange of an interest in the Restricted Global Security, instructions given in accordance with the Applicable Procedures from an Agent Member directing the Canadian Trustee, as Security Registrar to credit or cause to be credited a beneficial interest in the Unrestricted Global Security in an amount equal to the beneficial interest in the Restricted Global Security to be so transferred or exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of CDS and (3) a certificate substantially in the form of Exhibit A-3 hereto given by the holder of such beneficial interest, (A) the U.S. Trustee, as co-registrar, shall instruct DTC to reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Restricted Global Security that is being exchanged or transferred, and (B) the Canadian Trustee, as Security Registrar, shall instruct CDS to increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by the principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Unrestricted Global Security equal to the reduction in the aggregate principal amount of the Restricted Global Security.

         In effecting such transfer between the Restricted Global Security and the Unrestricted Global Security, the Canadian Trustee, as Security Registrar and the U.S. Trustee, as co-registrar, may instruct DTC or CDS, as the case may be, to transfer the beneficial interest in each Global Security through the DTC Zero Note or the CDS Zero Note, as the case may be, all in accordance with the Applicable Procedures of the Depositaries.

                  (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of and each owner of a beneficial interest in such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security or beneficial interest therein only as provided in this Indenture. The Trustees shall have no duty or liability with respect to any Holder's or beneficial owner's compliance with the Private Placement Legend or this Section 307(d).

         The Security Registrar and the co-registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar or the co-registrar.

         SECTION 308. MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

         If (a) any mutilated Security is surrendered to either Trustee, or (b) the Company and either Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustees such security or indemnity, or both, as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustees that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustees, or either of them, shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

         Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustees) connected therewith.

         Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute a contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 309. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustees in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with either Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustees for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustees shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustees of the notice of the proposed payment. The Trustees shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustees shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date.

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustees of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustees.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         SECTION 310. PERSONS DEEMED OWNERS.

         Prior to the time of due presentment for registration of transfer, the Company, the Trustees and any agent of the Company or the Trustees may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 309) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustees or any agent of the Company or the Trustees shall be affected by notice to the contrary.

         SECTION 311. CANCELLATION.

         All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase pursuant to
Section 1012 or 1014 shall, if surrendered to any Person other than a Trustee, be delivered to one of the Trustees and shall be promptly cancelled by such Trustee. The Company shall deliver to either Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by such Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by a Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that cancelled Securities be returned to it.

         SECTION 312. COMPUTATION OF INTEREST.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of the Interest Act (Canada) only, the yearly rate of interest which is equivalent to the rate payable under the Securities is the rate payable multiplied by the actual number of days in the year divided by 360.

         SECTION 313. CUSIP NUMBERS.

         The Company in issuing the Securities may use "CUSIP" numbers and, if so, the Trustees shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or such omission of such numbers.

         SECTION 314. CURRENCY OF PAYMENT FOR GLOBAL SECURITIES DEPOSITED WITH
DTC

         The principal of and interest on the Securities and the purchase price payable under an Offer to Purchase, if applicable, will be paid in Canadian Dollars. However, beneficial owners that hold Securities through DTC will be deemed to have elected to, and will receive such payment in U.S. Dollars as described below, unless they elect to receive Canadian Dollars pursuant to the Applicable Procedures of DTC. The U.S. Dollar amount to be received by a beneficial holder that holds Securities through DTC and does not elect to receive payment in Canadian Dollars will be determined in accordance with the terms of an Exchange Rate Agency agreement (the "Exchange Rate Agency Agreement") to be entered into between the Company and an exchange rate agent appointed by the Company (the "Exchange Rate Agent"). Pursuant to the Exchange Rate Agency Agreement, the Exchange Rate Agent shall obtain a quotation from a recognized foreign exchange dealer selected by it (the "Reference Dealer"), which may be the Exchange Rate Agent, as of approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date, for the purchase by such Reference Dealer of Canadian Dollars, in exchange for U.S. Dollars for settlement on such payment date, in the aggregate amount (the "Conversion Amount") payable to all beneficial owners that hold Securities through DTC and do not elect to receive payment in Canadian Dollars pursuant to the Applicable Procedures of DTC. If a bid quotation is not available from the Exchange Rate Agent, it will make a good faith attempt to obtain quotations from three other Reference Dealers for such payment date. If none of such Reference Dealers is willing to provide a quotation, no conversion shall be made by the Exchange Rate Agent on such payment date and all payments on such payment date will be made in Canadian Dollars. If bids from the Reference Dealer(s) is available, the Exchange Rate Agent shall promptly enter into an agreement (an "Exchange Rate Agreement") with the Company for the exchange of the Conversion Amount for U.S. Dollars for delivery on the applicable payment date at the rate specified in the most favorable bid. Prior to each payment date, the Exchange Rate Agent will give telephonic notice to the Company of the place (including the account number and related information) to which the Conversion Amount shall be paid by the Company to the Exchange Rate Agent two Business Days prior to the payment date. Such telephonic notice shall be confirmed in writing on the same day it is given. In the event the Exchange Rate Agent fails to give such notice, the Company shall be entitled to rely on the payment instructions with respect to the immediately preceding payment date.

         As early as practicable two Business Days prior to the payment date, the Company will deposit the Conversion Amount in same day funds into the account of the Exchange Rate Agent specified above. As promptly as practicable thereafter on the payment date, the Exchange Rate Agent shall (i) exchange the Conversion Amount for U.S. Dollars pursuant to the Exchange Rate Agreement, (ii) deduct all currency exchange costs and (iii) transfer the remaining U.S. Dollars to, or as directed by, the Paying Agent, on behalf of the Company, for payment to such beneficial owners.

         In the event that the Exchange Rate Agent enters into an Exchange Rate Agreement with the Company but is unable to convert the entire Conversion Amount to U.S. Dollars, for whatever reason, then the Company shall remit to the Paying Agent on the payment date an amount in U.S. Dollars equal to the amount which would have been received on conversion, at the conversion rate, of that potion of the Conversion Amount remaining unconverted, and such unconverted portion of the Conversion Amount shall be returned to the Company. All currency exchange costs will be borne by the beneficial owners that receive U.S. Dollar payments by deduction from such U.S. Dollar payments.

         A beneficial holder through DTC may elect to receive payment of the principal of or interest on the Securities in Canadian Dollars by notifying the Agent Member (as defined below) through which its beneficial interest in the Securities is held on or prior to the applicable record date of (i) such holder's election to receive all or a portion of such payment in Canadian Dollars and (ii) wire transfer instructions to a Canadian Dollar account with respect to any payment to be made in Canadian Dollars. Such Agent Member must notify DTC of the election and wire transfer instructions on or prior to the third New York business day after such record date for any payment of interest and 12 days prior to the payment of principal. DTC will notify the Canadian Trustee and the U.S. Trustee of such election and wire transfer instructions on or prior to the fifth New York business day after such record date for any payment of interest and 10 days prior to the payment of principal. If complete instructions are received by the Agent Member and forwarded by the Agent Member to DTC, and by DTC to the Canadian Trustee and U.S. Trustee, on or prior to such dates, the beneficial holder through DTC will receive payment in Canadian Dollars outside of DTC by wire transfer with the costs of wire transfer to be borne by such holder. In all other circumstances, only U.S. Dollar payments will be made to such holder.

                                  ARTICLE FOUR

                       DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 401. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 402 or Section 403 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Four.

         SECTION 402. DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 401 of the option applicable to this Section 402, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 404 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 405 and the other Sections of this Indenture referred to in clauses (A), (B), and (C) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustees, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive solely from the trust fund described in Section 404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 308, 1002, 1003 and 1016 (for purposes of applying Section 1016, if either Trustee (or any other qualifying trustee referred to in Section 404(a)) is required by law or by the interpretation or administration thereof to withhold or deduct any amount for or on account of Taxes (as defined in Section 1016) from any payment made from the trust fund described in Section 404 under or with respect to the Securities, such payment shall be deemed to have been made by the Company and the Company shall be deemed to have been so required to withhold or deduct), (C) the rights, powers, trusts, duties and immunities of the Trustees hereunder and the Company's obligations in connection therewith, including the Company's obligations under Section 607 hereof and (D) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the Securities.

         SECTION 403. COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 401 of the option applicable to this Section 403, the Company shall be released from its obligations under any covenant contained in Article Eight and in Sections 1005 through 1015 with respect to the Outstanding Securities on and after the date the conditions set forth in Section 404 are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed Outstanding for financial accounting purposes). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(c), (d) and (e) but, except as specified above, the remainder of this Indenture (including Section 607 hereof) and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 401 of the option applicable to Section 403, Sections 501(c) through (g) and Sections 501(h) through (j) (with respect to the Subsidiaries only) shall no longer constitute Events of Default.

         SECTION 404. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

         The following shall be the conditions to application of either Section 402 or Section 403 to the Outstanding Securities:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with either Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the sole purpose of making the following payments to the Holders of such Securities, (A) cash in Canadian Dollars in an amount, or (B) Canadian Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in Canadian Dollars in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustees, to pay and discharge the principal of, premium, if any, and interest on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal, premium, if any, or installment of interest; provided that the Trustees shall have been irrevocably instructed to apply such money or the proceeds of such Canadian Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give the Trustees, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. For this purpose, "Canadian Government Obligations" means securities that are non redeemable debt securities of or unconditionally guaranteed by the Government of Canada;

                  (b) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 501(h),
         (i) or (j) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (c) Neither the Company nor any Restricted Subsidiary is an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (d) Such deposit, defeasance or covenant defeasance, as applicable, shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which it is bound;

                  (e) In the case of an election under Section 402, the Company shall have delivered to the Trustees an Opinion of Counsel qualified to practice in the United States stating that (x) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (f) In the case of an election under Section 403, the Company shall have delivered to the Trustees an Opinion of Counsel qualified to practice in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

                  (g) The Company shall have delivered to the Trustees an Opinion of Counsel qualified to practice in Canada or a ruling from the Canada Customs and Revenue Agency to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Canadian federal or provincial income tax or other Canadian tax purposes as a result, in and of itself, of such deposit and, defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal or provincial income tax and other Canadian tax on the same amounts, in the same manner and at the same time as would have been the case had such defeasance or covenant defeasance, as applicable, not occurred (and for the purposes of such opinion such Canadian counsel shall assume that Holders of the Securities include Holders who are not resident in Canada);

                  (h) The Company shall have delivered to the Trustees an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either the defeasance under Section 402 or the covenant defeasance under Section 403 (as the case may be) have been complied with; and

                  (i) The Company shall have delivered to the Trustees an Opinion of Counsel qualified to practice law in the United States to the effect that such deposit shall not cause either Trustee or the trust so created to be subject to the Investment Company Act.

         Notwithstanding the defeasance set forth in this Article, the obligations of the Company to the Trustees under Section 607 shall survive.

         SECTION 405. DEPOSITED MONEY AND CANADIAN GOVERNMENT OBLIGATIONS TO BE
                        HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to the provisions of the last paragraph of Section 1003, all money and Canadian Government Obligations (including the proceeds thereof) deposited with a Trustee (or other qualifying trustee, collectively for purposes of this Section 405, the "Trustee") pursuant to Section 404 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee on an after-tax basis against any tax, fee or other charge imposed on or assessed against the cash or Canadian Government Obligations deposited pursuant to Section 404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

         Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Canadian Government Obligations held by it as provided in
Section 404 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 404(a)), are in excess of the amount thereof which would then be required to be deposited to effect the defeasance or covenant defeasance, as the case may be.

         SECTION 406. REINSTATEMENT.

         If a Trustee or Paying Agent is unable to apply any money or Canadian Government Obligations (or any proceeds thereof) in accordance with Section 405, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 402 or 403, as the case may be, until such time as such Trustee or Paying Agent is permitted to apply all such money in accordance with Section 405; provided, however, that, if the Company makes any payment of principal of (or premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money and Canadian Government Obligations (any proceeds thereof) held by such Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

         SECTION 501. EVENTS OF DEFAULT.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) failure to pay any interest on any Security when due, and such failure shall have continued for 30 days;

                  (b) failure to pay principal of (or premium, if any, on) any Security at its Maturity;

                  (c) default in the payment of principal and interest on Securities required to be purchased pursuant to an Offer to Purchase as described under Sections 1012 and 1014 when due and payable;

                  (d) failure to perform or comply with the provisions described under Section 801;

                  (e) failure to perform any other covenant or agreement of the Company under this Indenture or the Securities continued for 30 days after written notice (entitled a "Notice of Default" specifying the default or breach and requiring it to be remedied), by registered or certified mail, to the Company by the Trustees, or to the Company and the Trustees by the Holders of at least 25% in aggregate principal amount of Outstanding Securities;

                  (f) default under the terms of any instrument evidencing or securing Debt for money borrowed by the Company or any Restricted Subsidiary having an outstanding principal amount of Cdn.$25 million individually or in the aggregate which default results in the acceleration of the payment of all or any portion of such Debt or constitutes the failure to pay all or any portion of such Debt when due, provided, however, that for such purpose Debt shall not include any Non-Recourse Debt;

                  (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Subsidiary in an amount in excess of Cdn.$25 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

                  (h) the Company or any Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

                           (1) commences a voluntary case or proceeding;

                           (2) consents to the entry of a Bankruptcy Order in an
                  involuntary case or proceeding or the commencement of any case against it;

                           (3) consents to the appointment of a Custodian of it
                  or for any substantial part of its property;

                           (4) makes a general assignment for the benefit of its
                  creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its Debt;

                           (5) files a petition in bankruptcy or an answer or
                  consent seeking reorganization or relief; or

                           (6) consents to the filing of such petition in
                  bankruptcy or the taking possession by a Custodian of it or any substantial part of its property; or

                  (i) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 30 consecutive days; or

                  (j) a Custodian shall be appointed out of court for the Company or any Subsidiary, or for all or any substantial part of the property of the Company, or any Subsidiary, or any encumbrancer shall take possession of all or any substantial part of the property of the Company or any Subsidiary and such Custodian has not been removed, or such encumbrancer is in possession of such property, for 30 consecutive days.

         "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law. "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

         SECTION 502. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default (other than an Event of Default specified in Section 501(h), (i) or (j)) occurs and is continuing, then and in every such case either Trustee, by notice in writing to the Company, or the Holders of not less than 25% in principal amount of the Outstanding Securities, by notice in writing to the Company and the Trustees, may declare the principal of all the Outstanding Securities to be due and payable. If an Event of Default specified in Section 501(h), (i) or (j) occurs and is continuing, then the principal of all the Outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustees or any Holder. The Company will deliver to the Trustees, within 10 days after the occurrence thereof, notice of any default or acceleration referred to in Section 501(f).

         At any time after a declaration of acceleration has been made hereunder and before a judgment or decree based on such acceleration has been obtained by either Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustees, may rescind and annul such declaration and its consequences if:

                  (a) the Company has paid or deposited, or caused to be paid or deposited, with either Trustee a sum sufficient to pay:

                           (1) all overdue interest on all Securities,

                           (2) the principal of (and premium, if any, on) any
                  Securities that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                           (3) to the extent that payment of such interest is
                  lawful, any interest upon overdue interest, and

                           (4) all sums paid or advanced by the Trustees
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel; and

                  (b) all Events of Default, other than the non-payment of principal and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEES.

                  The Company covenants that if:

                  (a) default is made in the payment of any interest on any Security when it becomes due and payable and such default continues for a period of 30 days; or

                  (b) default is made in the payment of the principal of (or premium, if any, on) any Security at its Maturity, or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, when due and payable, the Company will, upon demand of either Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, each of the Trustees, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, either Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as such Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 504. TRUSTEES MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any proceeding against the Company pursuant to or under any Bankruptcy Laws, each Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether either Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel) and of the Holders allowed in such proceeding; and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such proceeding is hereby authorized by each Holder to make such payments to such Trustee and, in the event that such Trustee shall consent to the making of such payments directly to the Holders (and such direct payments to Holders shall not be allowed without such Trustee's consent), to pay such Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of each Trustee, its agents and counsel, and any other amounts due to such Trustees under Section 607.

         Nothing herein contained shall be deemed to authorize the Trustees to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Securities or the rights of any Holder thereof, or to authorize the Trustees to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 505. TRUSTEES MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustees without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by a Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 506. APPLICATION OF MONEY COLLECTED.

         Any money collected by a Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustees and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustees under
         Section 607;

                  SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest; and

                  THIRD: The balance, if any, to the Company.

         SECTION 507. LIMITATION ON SUITS.

         No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (a) such Holder has previously given written notice to the Trustees of a continuing Event of Default;

                  (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustees to institute proceedings in respect of such Event of Default in their own names as Trustees hereunder;

                  (c) such Holder or Holders have offered to the Trustees reasonable funding and indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustees for 60 days after their receipt of such notice, request and offer of indemnity have failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustees during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

         SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right as between itself and the Company, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 309) interest and any Additional Amounts on such Security on the respective due dates expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         SECTION 509. RESTORATION OF RIGHTS AND REMEDIES.

         If either Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case the Company, the Trustees and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustees and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 510. RIGHTS AND REMEDIES CUMULATIVE.

         Except as provided in Section 308, no right or remedy herein conferred upon or reserved to the Trustees or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.



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

         SECTION 511. DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustees or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustees or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustees or by the Holders, as the case may be.

         SECTION 512. CONTROL BY HOLDERS.

         The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees, provided that:

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (b) the Trustees need not take any action which might expose them to personal liability or, in their sole discretion, be unduly prejudicial to the rights of Holders not joining therein; and

                  (c) the Trustees may take any other action deemed proper by the Trustees which is not inconsistent with such direction.

         SECTION 513. WAIVER OF PAST DEFAULTS.

         The Holders of a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default:

                  (a) in the payment of the principal of (or premium, if any) or interest on any Security, or

                  (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.



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

         SECTION 514. UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against either Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by either Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

         SECTION 515. WAIVER OF STAY, EXTENSION OR USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustees, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                  THE TRUSTEES

         SECTION 601. JOINT TRUSTEES.

         The rights, powers, duties and obligations conferred and imposed upon the Trustees are conferred and imposed upon and shall be exercised and performed by the U.S. Trustee and the Canadian Trustee jointly, except to the extent otherwise provided herein and except to the extent that under Trust Indenture Legislation either Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a Trustee which is not so incompetent or unqualified to the extent it can do so under applicable law, and except that neither Trustee shall be liable or responsible for the acts or omissions of the other Trustee. If the Trustees are unable to agree jointly to act or refrain from acting with respect to any right, power, duty or obligation conferred jointly upon the Trustees hereunder, the decision of the Canadian Trustee to act or refrain from acting shall be binding upon the U.S. Trustee, provided, that the U.S. Trustee shall not incur any liability as a direct or indirect result of any such decision by the Canadian Trustee, and the U.S. Trustee shall be otherwise entitled to all of its rights, privileges and immunities under this Indenture.

         SECTION 602. NOTICE OF DEFAULTS.

         Each Trustee shall promptly give the other Trustee notice of any Default or Event of Default known to it. Within 30 days after the occurrence of any Event of Default of which either Trustee has actual notice, one or both of the Trustees shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Event of Default unless such Event of Default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustees shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of each Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders and gives written notice to that effect to the Company.

         SECTION 603. CERTAIN RIGHTS AND DUTIES OF TRUSTEES.

                  (a) Except during the continuance of an Event of Default, the Trustees undertake to perform such functions and duties and only such functions and duties as are specifically set forth in this Indenture, and no implied duties or obligations shall be read into this Indenture against the Trustees; and in the absence of bad faith on their part, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustees and conforming to the requirements of this Indenture; provided, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustees, or either of them, the applicable Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (b) In the exercise of the powers and discharge of the duties prescribed or conferred by the terms of this Indenture, during the continuance of an Event of Default, each Trustee shall exercise the same degree of care and skill as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (c) No provision of this Indenture shall be construed to relieve the Trustees from liability for their own negligent action, their own negligent failure to act, or their own willful misconduct, except that: (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section; (ii) the Trustees shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustees were negligent in ascertaining the pertinent facts; (iii) the Trustees shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees, under this Indenture with respect to the Securities of such series; and (iv) no provision of this Indenture shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them.

                  (d) No provision of this Indenture shall be construed to relieve either of the Trustees from its duties, other than as expressly set forth herein, except that to the extent permitted by Trust Indenture Legislation:

                  (i) the Trustees may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (iii) whenever in the administration of this Indenture the Trustees shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, each of the Trustees (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (iv) the Trustees may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith and in reliance thereon;

                  (v) the Trustees shall be under no obligation to exercise any of the rights or powers vested in them by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustees reasonable security and indemnity against the costs, expenses and liabilities which might be incurred by them in compliance with such request or direction;

                  (vi) the Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustees, in their discretion, may make such further inquiry or investigation into such facts or matters as they may see fit, and, if the Trustees shall determine to make such further inquiry or investigation, they shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (vii) the Trustees may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustees shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by them hereunder; and

                  (viii) no provision of this Indenture shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them.

         Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section.

         SECTION 604. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

         The recitals contained herein and in the Securities, except each Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustees assume no responsibility for their correctness. The Trustees make no representations as to the validity or sufficiency of this Indenture or the Securities except that the Trustees represent that they are duly authorized to execute and deliver this Indenture, authenticate the Securities and perform their obligations hereunder. The Trustees shall not be accountable for the use or application by the Company of Securities or the proceeds thereof. The Trustees shall not have any responsibility or liability for any information provided to Holders or any other Person, including without limitation in the solicitation of any consent or waiver hereunder, or pursuant to any Offer to Purchase.

         SECTION 605. MAY HOLD SECURITIES.

         The Trustees, any Paying Agent, Security Registrar or any other agent of the Company, in their individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Section 608 and Trust Indenture Act Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if they were not Trustees, Paying Agent, Security Registrar or such other agent.

         SECTION 606. MONEY HELD IN TRUST.

         Money held by the Trustees in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustees shall be under no liability for interest on any money received by them hereunder except as otherwise agreed in writing with the Company.

         SECTION 607. COMPENSATION AND REIMBURSEMENT.

                  The Company agrees:

                  (a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);



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

                  (b) except as otherwise expressly provided herein, to reimburse the Trustees upon their request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Indenture (including without limitation the reasonable compensation and the expenses and disbursements of each of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence or bad faith; and

                  (c) to indemnify and hold the Trustees and their respective directors, officers, agents and employees (collectively, the "Indemnitees") harmless from and against any and all liabilities, losses, damages, fines, suits, actions, demands, penalties, costs and expenses, including out-of-pocket, incidental expenses, legal fees and expenses, the allocated costs and expenses of in-house counsel and legal staff and the costs and expenses of defending or preparing to defend against any claim ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instruction or other direction upon which the Trustees are authorized to rely pursuant to the terms of this Indenture, and, in addition and not in limitation of the foregoing, to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; provided the Indemnitee seeking indemnification has not acted with negligence or in bad faith (subject to the provisions of Section 603). The provisions of this Section 607 shall survive the termination of this Indenture and the resignation or removal of any Trustee for any reason. The Trustees shall notify the Company promptly of any claim for which they may seek indemnity. Failure by the Trustees to notify the Company shall not relieve the Company of its obligations hereunder.

         As security for the performance of the obligations of the Company under this Section, the Trustees shall have a lien prior to the Securities upon all property and funds held or collected by the Trustees as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

         SECTION 608. CONFLICTING INTERESTS.

         (a) If a Trustee has or shall acquire any "conflicting interest" as such term is defined in the Trust Indenture Act, then, within 90 days after ascertaining that it has such conflicting interest, and if the Default to which such conflicting interest relates has not been cured or otherwise eliminated before the end of such 90-day period, such Trustee shall eliminate such conflicting interest or resign in the manner and with the effect specified in
Section 610.

         (b) If at any time a Trustee fails to comply with the provisions of
Section 608(a), such Trustee shall within 10 days after the expiration of the 90-day period referred to therein, transmit notice of such failure to the other Trustee in the manner provided in Section 106, and to the Holders in the manner provided in Section 107.



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

         (c) Notwithstanding the provisions of Section 608(a), if a Trustee has such a conflicting interest, the validity and enforceability of this Indenture and of the Securities issued hereunder shall not be affected in any manner whatsoever by reason only of such conflicting interest.

         SECTION 609. CORPORATE TRUSTEES REQUIRED; ELIGIBILITY.

         (a) There shall at all times be a U.S. Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least U.S.$2,000,000 and have its Corporate Trust Office in The City of New York to the extent there is such an institution eligible and willing to serve. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the U.S. Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         (b) For so long as required by Trust Indenture Legislation, there shall be a Canadian Trustee under this Indenture. The Canadian Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized under such laws and the laws of the Province of British Columbia to carry on trust business therein. If at any time the Canadian Trustee shall cease to be eligible in accordance with this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 610. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of either Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

         (b) Either Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to such Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or the Holders of a majority in principal amount of the Outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) Either Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to such Trustee and to the Company.

         (d) If at any time:

                  (1) either Trustee shall fail to comply with the provisions of Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or



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

                  (2)      either Trustee shall cease to be eligible under
                           Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (3) either Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove such Trustee, or (ii) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

         (e) If a Canadian Trustee under this Indenture is no longer required by Trust Indenture Legislation, then the Company by a Board Resolution may remove the Canadian Trustee.

         (f) If either Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the U.S. Trustee or the Canadian Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee; provided, however, that the Company shall not be required to appoint a successor Trustee to the Canadian Trustee if the Canadian Trustee resigns or is removed and a Canadian Trustee under this Indenture is no longer required under Trust Indenture Legislation. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 611, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and so accepted appointment, the Holder of any Security who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (g) The Company shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to the remaining Trustee in the manner provided in Section 106, and to the Holders in the manner provided in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 611. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such


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

successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under Section 607, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the claim and lien provided for in Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         SECTION 612. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
BUSINESS.

         Any corporation into which either Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which either Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of either Trustee, or to that portion of such Trustee's corporate trust business that includes the trust administered hereunder, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by a Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor to such authenticating Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to such Trustee; and in all such cases, such Securities shall have the full force and effect of Securities provided for in this Indenture.

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEES AND COMPANY

         SECTION 701. DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

         A Holder may, upon payment to either the U.S. Trustee or the Canadian Trustee of a reasonable fee and subject to compliance with any applicable requirement of Trust Indenture Legislation, require such Trustee to furnish within 10 days after receiving the affidavit or statutory declaration referred to below, a list setting out (i) the name and address of every registered Holder, (ii) the aggregate principal amount of Securities owned by each registered Holder and (iii) the aggregate principal amount of Outstanding Securities, each as shown on the records of such Trustee on the day that the affidavit or statutory declaration is delivered to such Trustee. The affidavit or statutory declaration, as the case may be, shall contain (x) the name,


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

address and occupation of the Holder, (y) where the Holder is a corporation, its name and address for service and (z) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders, an offer to acquire Securities, or any other matter relating to the Securities or the affairs of the Company. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the corporation.

         Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustees that neither the Company nor the Trustees shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders, in accordance with Trust Indenture Legislation, regardless of the source from which such information was derived, and that the Trustees shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Legislation.

                                 ARTICLE EIGHT

                AMALGAMATION, CONSOLIDATION, MERGER, CONVEYANCE,

                                TRANSFER OR LEASE

         SECTION 801. COMPANY MAY AMALGAMATE, ETC., ONLY ON CERTAIN TERMS.

         The Company may not, in a single transaction or a series of related transactions, amalgamate or consolidate with or merge into any other Person, or permit any other Person to amalgamate or consolidate with or merge into the Company, or directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its property and assets to any Person, unless: (i) the Company shall be the surviving Person, or the Person (if other than the Company) formed by such amalgamation, consolidation or into which the Company is merged or that acquires by disposition all or substantially all of the properties and assets of the Company shall be a corporation, company, partnership or trust organized and validly existing under the federal laws of Canada or any province or territory thereof or the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustees in form satisfactory to the Trustees, all of the Company's obligations under this Indenture and the Securities; (ii) immediately before and after giving effect to such transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or any Restricted Subsidiary or any Person who becomes a successor obligor under this Indenture as a result of such transaction as having been incurred by the Company or such Restricted Subsidiary or such Person at the time of the transaction, the Company or such Restricted Subsidiary or such Person, as the case may be, could Incur at least Cdn.$1.00 of additional Debt pursuant to the Debt Incurrence Provisions; and (iv) immediately after giving effect to such transaction, on a pro forma basis, the Company or any Person becoming the successor obligor under this Indenture shall have a Consolidated Net Worth no lower than 90% of the Consolidated Net Worth of the Company immediately before such transaction; provided, however, that clauses (iii) and (iv)


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

above shall not apply to any transaction between the Company and one or more Wholly Owned Restricted Subsidiaries.

         SECTION 802. SUCCESSOR SUBSTITUTED.

         If, after the occurrence of a transaction or a series of related transactions referred to in Section 801, the Company shall not be the surviving Person, the successor Person formed by such amalgamation or consolidation or into which the Company is merged or that acquires by disposition all or substantially all of the properties and assets of the Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE NINE

                     SUPPLEMENTS AND AMENDMENTS TO INDENTURE

         SECTION 901. SUPPLEMENTAL INDENTURES AND AMENDMENTS WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustees, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustees, for any of the following purposes:

                  (a) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that, in each case, such provisions shall not adversely affect the interests of the Holders in any material respect;

                  (b) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities upon the merger, amalgamation, consolidation or sale or other disposition of all or substantially all of the assets of the Company in accordance with Section 801;

                  (c) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of
         Section 611;

                  (d) to secure the Securities pursuant to the requirements of
         Section 1011 or otherwise;

                  (e) to issue Additional Securities as provided in Section 301;



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

                  (f) to make any other change that does not adversely affect the rights of any Holder in any material respect; or

                  (g) to evidence and reflect the occurrence of a Fall-away Event (as defined in Section 1019).

         SECTION 902. SUPPLEMENTAL INDENTURES AND CERTAIN AMENDMENTS WITH CONSENT OF HOLDERS.

         With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of such Holders delivered to the Company and the Trustees, the Company, when authorized by a Board Resolution, and the Trustees may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of waiving or modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture, amendment or waiver shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

                  (b) reduce the principal amount of (or the premium), or interest on, any Security;

                  (c) change the place or currency of payment of principal of (or premium), or interest on, any Security;

                  (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

                  (e) reduce the above-stated percentage of Outstanding Securities necessary to modify or amend this Indenture;

                  (f) reduce the percentage of aggregate principal amount of Outstanding Securities necessary for waiver of compliance with Section 513 and 1018;

                  (g) modify any provisions of this Section;

                  (h) following the mailing of any Offer to Purchase, modify any Offer to Purchase for the Securities required under Sections 1012 and 1014 in a manner materially adverse to the Holders thereof; or

                  (i) modify any provisions of this Indenture relating to the payment of Additional Amounts.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.



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

         SECTION 903. EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustees shall be entitled to receive, and (subject to Section 603 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Each Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 904. EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 905. REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustees, bear a notation in form approved by the Trustees as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustees and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustees in exchange for Outstanding Securities.

         SECTION 906. NOTICE OF SUPPLEMENTAL INDENTURES.

         Promptly after the execution by the Company and the Trustees of any supplemental indenture pursuant to the provisions of Section 903, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the matter provided for in Section 107, setting forth in general terms the substance of such supplemental indenture.

         SECTION 907. CONFORMITY WITH TRUST INDENTURE LEGISLATION.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Legislation as then in effect.

                                   ARTICLE TEN

                                    COVENANTS

         SECTION 1001. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.



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

         The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

         Principal of (and premium, if any) and interest on the Securities shall be considered paid on the date due if as of 10:00 a.m. (Toronto time) on such date a Trustee or the Paying Agent if other than the Company or an Affiliate of the Company holds in accordance with this Indenture money in immediately available funds sufficient to pay all principal (and premium, if any) and interest then due and such Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

         SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain, in the City of Toronto, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Canadian Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustees of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustees with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Canadian Trustee, and the Company hereby appoints the Canadian Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may from time to time designate one or more other offices or agencies (in or outside of the City of Toronto) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of Toronto for such purposes. The Company will give prompt written notice to the Trustees of any such designation or rescission and any change in the location of any such office or agency.

         SECTION 1003. MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustees of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and the Company will promptly notify the Trustees of such action or any failure so to act.

         The Company will cause each Paying Agent other than the Trustees to execute and deliver to the Trustees an instrument in which such Paying Agent shall agree with the Trustees, subject to the provisions of this Section, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustees notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

                  (c) at any time during the continuance of any such default, upon the written request of the Trustees, forthwith pay to the Trustees all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustees all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustees upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustees, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustees or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, subject to any liens of the Trustees, and without liability of either Trustee or any Paying Agent for interest thereon, unless an abandoned property law designates another person, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustees or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

         SECTION 1004. CORPORATE EXISTENCE.

         Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and corporate power and authority of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such corporate existence and corporate power and


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

authority if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

         SECTION 1005. PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any Restricted Subsidiary that could produce a material adverse effect on the consolidated financial condition of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 1006. MAINTENANCE OF PROPERTIES.

         The Company will cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in every case, as and to the extent that the Company may be prevented by fire, strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable casualty or similar causes beyond the control of the Company; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

         SECTION 1007. MAINTENANCE OF INSURANCE.

         The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

         SECTION 1008. LIMITATION ON DEBT AND PREFERRED SHARES.

         The Company may not Incur any Debt, and may not permit any Restricted Subsidiary to Incur any Debt or issue any Preferred Shares, unless, after giving pro forma effect to the Incurrence of such Debt or the issuance of such Preferred Shares and the receipt and application of the proceeds thereof, (i) the Consolidated Cash Flow Coverage Ratio of the


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Company would be greater than 1.5 to 1 and (ii) the Consolidated Net Debt Ratio of the Company would be no greater than 0.6 to 1 (clauses (i) and (ii) above, collectively being the "Debt Incurrence Provisions").

         Notwithstanding the foregoing limitation, the Company and any Restricted Subsidiary will be permitted to Incur and issue the following:

         (a)      Debt evidenced by the Securities (excluding Additional
                  Securities);

         (b) Debt of the Company to any Restricted Subsidiary and Debt of any Restricted Subsidiary to, or Preferred Shares of any Restricted Subsidiary owned by, the Company or another Restricted Subsidiary;

         (c) Debt Incurred or Preferred Shares issued by a Person and outstanding at the time such Person became a Restricted Subsidiary, or such Person is merged into a Restricted Subsidiary, or a Restricted Subsidiary merges into or consolidates or amalgamates with such Person (in a transaction in which the resulting entity is or becomes a Restricted Subsidiary), excluding Debt or Preferred Shares Incurred or issued as consideration for or in anticipation of, or to provide all or any portion of the funds or credit support utilized or necessary to consummate, the transaction pursuant to which such Person becomes a Restricted Subsidiary or such merger, consolidation or amalgamation;

         (d) Debt Incurred by the Company or any Restricted Subsidiary secured by a Lien on an asset and outstanding at the time such asset was acquired by the Company or any Restricted Subsidiary, excluding Debt Incurred in connection with the transaction pursuant to which such asset was acquired;

         (e) Debt of the Company or any Restricted Subsidiary Incurred under a Qualifying Construction Loan;

         (f) Debt of the Company or any Restricted Subsidiary Incurred to finance the estimated costs of development, construction or installation of recreational or related facilities or amenities of a resort (including, for greater certainty, alpine, cross-country or wilderness ski facilities, golf facilities, employee housing facilities or hotels), provided that (i) the principal amount of such Debt does not exceed 100% of such estimated costs plus any expenses to be Incurred in connection with the Incurrence of such Debt, (ii) all such Debt could have been Incurred under the Debt Incurrence Provisions on the date the first Cdn.$1.00 of such Debt was Incurred (the "Development Start Date"), and (iii) for purpose of the calculation of the Debt Incurrence Provisions, the full amount of Debt Incurred pursuant to this clause (f) on or after the Development Start Date shall be considered to be outstanding as of the Development Start Date


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                  giving pro forma effect to the utilization thereof to finance the costs of development, construction or installation of such facilities or amenities;

         (g) Debt of the Company or any Restricted Subsidiary Incurred pursuant to any revolving credit facility existing or committed at the date of this Indenture or any revolving credit facility which becomes available to the Company or any Restricted Subsidiary after the date of this Indenture; provided that (i) with respect to any revolving credit facility which becomes available to the Company or any Restricted Subsidiary after the date of this Indenture, the full amount of such revolving credit facility could have been Incurred pursuant to the Debt Incurrence Provisions as of the date the first Cdn.$1.00 of such Debt was Incurred, and (ii) for purpose of the calculation of the Debt Incurrence Provisions, the full amount of each revolving credit facility available to the Company or any Restricted Subsidiary shall be considered to be outstanding as of the later of the date of this Indenture and the date the first Cdn.$1.00 of Debt was Incurred thereunder, giving pro forma effect to the utilization thereof (provided further, that for such purpose any portion of any revolving credit facility not actually outstanding as of the date the calculations under the Debt Incurrence Provisions are made, in the case of any revolving credit facility existing or committed at the date of this Indenture which is not available specifically for the purpose of financing capital expenditures and any revolving credit facility which becomes available to the Company or any Restricted Subsidiary after the date of this Indenture for the purpose of refinancing any such revolving credit facility, shall be considered to be utilized to repay or retire Debt, and, in any other case, shall be considered to be utilized to finance capital expenditures);

         (h) Debt of the Company or any Restricted Subsidiary which is Incurred or Preferred Shares of any Restricted Subsidiary issued in exchange for, or the proceeds of which are used to renew, extend, repay, redeem, purchase, refinance or refund (each a "refinancing", and "refinance" and "refinanced" shall have meanings correlative to the foregoing), any Debt of the Company or any Restricted Subsidiary or Preferred Shares of any Restricted Subsidiary outstanding on the date of this Indenture or permitted to be Incurred pursuant to the Debt Incurrence Provisions, this clause (h) and clauses (a), (c),
                  (d), (f) and (g) above; provided, however, that (i) the Debt which is Incurred or Preferred Shares which are issued shall not exceed the aggregate principal amount of all Debt and the aggregate Preferred Share Amounts with respect to all Preferred Shares which are so exchanged or refinanced at such time, plus the amount of any premium required to be paid in connection with such exchange or refinancing pursuant to the terms of the Debt or Preferred Shares which are so exchanged or refinanced or the amount of any premium reasonably determined by the Company or the relevant Restricted Subsidiary as necessary to accomplish such exchange or refinancing by means of a


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

                  tender offer or privately negotiated agreement, plus the expenses of the Company and the relevant Restricted Subsidiary Incurred in connection with such exchange or refinancing; (ii) Debt the proceeds of which are used to refinance Debt of the Company which is pari passu with or subordinate to the Securities shall only be permitted if (x) in the case of any refinancing of Debt of the Company which is pari passu to the Securities, the refinancing Debt is made pari passu to the Securities, or subordinated in right of payment to the Securities, and (y) in the case of any refinancing of Debt which is subordinated in right of payment to the Securities, the refinancing Debt is made subordinate in right of payment to the Securities at least to the same extent as the Debt being refinanced; (iii) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (1) does not provide for payments of principal of such Debt at the Stated Maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof (including any redemption, defeasance, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement by virtue of acceleration of such Debt upon any event of default thereunder), in each case prior to the Stated Maturity of the Debt being refinanced and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such Debt at the option of the holder thereof prior to the final Stated Maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described under
                  Section 1012 and 1014; and (iv) in the case of any refinancing of Debt Incurred by the Company, the refinancing Debt may be Incurred only by the Company, and in the case of any refinancing of Debt Incurred by a Restricted Subsidiary, the refinancing Debt may be Incurred by any Restricted Subsidiary or the Company; and

         (i) Debt of the Company or any Restricted Subsidiary arising by operation of law or (i) consisting of reimbursement obligations under letters of credit or similar facilities,
                  (ii) in respect of surety bonds and performance bonds provided in the ordinary course of business, or (iii) consisting of guarantees, indemnities, surety or performance bonds or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets.

         SECTION 1009. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

         The Company may not enter into any Sale and Leaseback Transaction unless the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions described under Section 1012 (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating


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

all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such Section.

         SECTION 1010. LIMITATION ON RESTRICTED PAYMENTS.

         The Company (i) may not, and may not permit any Restricted Subsidiary of the Company to, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger, amalgamation or consolidation derived from assets of the Company or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof, excluding (a) any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock), and (b) in the case of a Restricted Subsidiary, dividends or distributions payable (1) to the Company or a Restricted Subsidiary and (2) to other holders of Capital Stock of such Restricted Subsidiary, provided that at least a pro rata amount is paid to the Company and/or a Restricted Subsidiary, as the case may be, except for any dividend or distribution required to be made to other holders of Capital Stock of such Restricted Subsidiary pursuant to the terms of such Capital Stock or any distribution required to be made to other holders of Capital Stock of such Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business, the terms of which expressly contemplate that such distribution be made without a corresponding pro rata amount being paid to the Company and/or a Restricted Subsidiary, as the case may be, (ii) may not, and may not permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem, or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person of the Company or (b) any options, warrants or other rights to acquire Capital Stock of the Company or any Related Person of the Company or any securities convertible or exchangeable into Capital Stock of the Company or any Related Person of the Company, excluding Debt of the Company which is convertible into Capital Stock of the Company, (iii) may not make, or permit any Restricted Subsidiary to make, any Investment (other than a Permitted Investment) in any Unrestricted Subsidiary or any Related Person of the Company, other than an Investment in a Person that will become or be merged into or amalgamated or consolidated with a Restricted Subsidiary as a result of such Investment and (iv) may not, and may not permit any Restricted Subsidiary to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company which is subordinate in right of payment to the Securities (each of clauses (i) through (iv) being a "Restricted Payment") if:

                  (1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing or would result from such Restricted Payment; or

                  (2) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period, the Company could not incur at least Cdn.$1.00 of additional Debt pursuant to the Debt Incurrence Provisions; or

                  (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from August 19, 1998 exceeds the sum of (a) 50% of the cumulative Consolidated Net Income (or, in the case the cumulative Consolidated


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

         Net Income shall be negative, less 100% of such deficit) of the Company from January 1, 1998 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period), plus (b) 100% of the aggregate net cash proceeds received by the Company after August 19, 1998 from contributions of capital or the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and Debt of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Restricted Subsidiary) of the Company after August 19, 1998, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination, plus (c) an amount equal to the net reduction in Investments by the Company and its Restricted Subsidiaries, subsequent to August 19, 1998, in any Person subject to clause (iii) of the first paragraph of this section upon the disposition, liquidation or repayment (including by way of dividends) thereof or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, but only to the extent such amounts are not included in Consolidated Net Income and not to exceed in the case of any one Person the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person. Prior to the making of any Restricted Payment the Company shall deliver to the Trustees an Officers' Certificate setting forth the computations by which the determinations required by clauses (2) and (3) above were made and stating that no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or will result from such Restricted Payment.

         Notwithstanding the foregoing, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing or would result therefrom, (i) the Company and any Restricted Subsidiary of the Company may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary could have paid such dividend in accordance with the foregoing provisions, provided that in no event shall such dividend payment be more than Cdn.$9,000,000, (ii) the Company may refinance any Debt otherwise permitted by clause (h) of the second paragraph under Section 1008 or solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary or from or to an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company) of shares of


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

Capital Stock (other than Redeemable Stock) of the Company, (iii) the Company may purchase, redeem, acquire or retire any shares of Capital Stock of the Company solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary or from or to an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company, (iv) the Company may purchase or redeem any Debt from Net Available Proceeds to the extent permitted under Section 1012, and (v) the Company and any Restricted Subsidiary may make payments or distributions to or in connection with an amalgamation, consolidation, merger or transfer of assets that complies with the provisions of Section 801. Any payment made pursuant to clause (i), (ii) or (iii) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the preceding paragraph. Any payments made by the Company to purchase, redeem, or pay dividends on, the NRP Shares in accordance with the terms of the NRP Shares shall not be deemed to be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the preceding paragraph.

         SECTION 1011. LIMITATION ON LIENS.

         The Company will not issue, assume or guarantee any Debt for borrowed money secured by any Lien on any property or assets now owned or hereafter acquired by the Company without making effective provision whereby any and all Securities then or thereafter outstanding will be secured by a Lien on such property or assets equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured; provided that the foregoing restrictions will not apply to Permitted Liens.

         SECTION 1012. LIMITATION ON ASSET DISPOSITIONS.

         The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions, unless: (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors in good faith and evidenced by a Board Resolution filed with the Trustees; (ii) at least 75% of the consideration for such disposition consists of cash or readily marketable cash equivalents and (iii) all Net Available Proceeds, less any amounts invested within 360 days of such disposition in assets related to the business of the Company and its Restricted Subsidiaries or applied within 360 days of such disposition to the payment of Debt of the Company or a Restricted Security, are applied within 360 days of such disposition (1) first, to make an Offer to Purchase Outstanding Securities at 100% of their principal amount plus accrued interest to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Company that is pari passu with the Securities at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase, and (2) second, to the extent of any remaining Net Available Proceeds, to any other use as determined by the Company which is not otherwise prohibited by this Indenture.

         Notwithstanding the foregoing, the Company shall not be required to purchase more than 25% of the original aggregate principal amount of the Securities in the aggregate pursuant to clause (1) above prior to the day following the fifth anniversary of the original issuance of the Securities, and the maximum amount to be applied to the purchase of the Securities in connection with any Offer to Purchase made pursuant to clause (1) above having a purchase date prior to the day following the fifth anniversary of the original issuance of the Securities shall be the lesser of (x) the remaining Net Available Proceeds required to be applied to such Offer to Purchase and (y) 25% of the original principal amount of the Securities less the aggregate principal amount of Securities purchased pursuant to all previous Offers to Purchase made pursuant to clause (1), provided, however, that the Company shall be required, promptly after the fifth anniversary of the original issuance of the Securities, to make an Offer to Purchase Securities, in accordance with the requirements described in clause
(i), in an aggregate amount equal to the aggregate amount of Net Available Proceeds in excess of 25% of the original principal amount of Securities that was not applied to Offers to Purchase Securities pursuant to the provisions of this paragraph.

         SECTION 1013. TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS.

         The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of the Company (other than the Company or a Restricted Subsidiary), other than in the ordinary course of business, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of the Company or such Restricted Subsidiary and is in the best interests of the Company or such Restricted Subsidiary; provided that the foregoing restrictions will not apply to transactions (or series of related transactions) carried out pursuant to arrangements entered into prior to the date of this Indenture or undertakings, agreements or instruments entered into in connection with such arrangements after such date. For any transaction required to satisfy the above criteria that involves in excess of Cdn.$2,000,000 but less than or equal to Cdn.$5,000,000, the Chief Executive Officer or Chief Financial Officer of the Company shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a certificate filed with the Trustees. For any such transaction that involves in excess of Cdn.$5,000,000, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Trustees. For any such transaction that involves in excess of Cdn.$10,000,000, the Company shall also obtain an opinion from a nationally recognized expert in the United States or Canada with experience in appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of the Company, which opinion shall be filed with the Trustees. The foregoing requirements shall not apply to any transaction pursuant to agreements or arrangements in existence on the date of this Indenture.

         SECTION 1014. CHANGE OF CONTROL.

         Within 30 days of the occurrence of a Change of Control Triggering Event, the Company will be required to make an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of their principal amount plus accrued interest to the date of purchase. A "Change of Control Triggering Event" will be deemed to have occurred if both a Change of Control and a Rating Decline occur. A "Change of Control" will be deemed to have occurred at such time as either (a) any Person or any Persons acting together that would constitute a "group"


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

(a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, together with any Affiliate or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of Voting Stock of the Company; or (b) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors such that such nominees, when added to any existing director remaining on the Board of Directors after such election, who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors. A "Rating Decline" will be deemed to have occurred if at any time within 90 days (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or the intention of the Company or any Person to effect a Change of Control, the rating of the Securities, or the Company's 10.50% Senior Notes due 2010 or 7.50% Senior Notes due 2013 is decreased by any Rating Agency by one or more Gradations and the rating by such Rating Agency on the Securities, or the Company's 10.50% Senior Notes due 2010 or 7.50% Senior Notes due 2013, following such downgrade is below Investment Grade. In the event that none of the Securities, or the Company's 10.50% Senior Notes due 2010 or 7.50% Senior Notes due 2013 are rated by any of the Rating Agencies, and a Change of Control shall have occurred, the Company shall obtain from one of the Rating Agencies pro forma ratings on the Securities both prior to and within 90 days after the date of public notice of the Change of Control, or the intention of the Company or any Person to effect a Change of Control. A Rating Decline will be deemed to have occurred in such circumstances if such latter pro forma rating reflects a decrease from such former pro forma rating by such Rating Agency of one or more Gradations and such latter pro forma rating by such Rating Agency on the Securities following the Change of Control is below Investment Grade.

         In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

         SECTION 1015. PROVISION OF FINANCIAL INFORMATION.

         Whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register without cost to such Holders, and (ii) file with the Trustees, copies of the annual reports, quarterly reports and other documents which the Company files with the Commission pursuant to such
Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Company were required to be subject to such sections and (b) if filing such


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

documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. SECTION 1016. PAYMENT OF ADDITIONAL AMOUNTS.

         All payments made by or on behalf of the Company under or with respect to the Securities will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Company or other payer is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or other payer is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, the Company or other payer will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted, provided that no Additional Amounts will be payable with respect to a payment made to a Holder in respect of a beneficial owner of Securities (an "Excluded Holder") (i) with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or (ii) which is subject to such Taxes by reason of any connection between such beneficial owner and Canada or any province or territory thereof other than the mere holding of Securities or the receipt of payments thereunder. The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with and in the time required by applicable law. The Company will furnish to the Holders of the Securities, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company. The Company will indemnify and hold harmless each Holder (other than all Excluded Holders) for the amount of (i) any Taxes not withheld or deducted by the Company and levied or imposed and paid by such Holder or beneficial owner as a result of payments made under or with respect to the Securities, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under clauses (i) or (ii) above. Holders shall be required to complete and file any applicable forms with, or provide certification to, the relevant tax authorities as requested by the Company.

         At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company is aware that it will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustees an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustees to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

         The foregoing provisions shall survive any defeasance or termination of obligations pursuant to this Indenture or any termination of this Indenture.

         SECTION 1017. STATEMENT AS TO COMPLIANCE.

         The Company shall each deliver to the Trustees, within 75 days after the end of each fiscal year ending after the date hereof (the fiscal year as of the date hereof is the fiscal year ended June 30) (or within such shorter time period as may be required by Trust Indenture Legislation), a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer's knowledge, the Company is in compliance with all covenants and conditions to be complied with by it under this Indenture. For purposes of this Section 1017, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

         When a Default has occurred and is continuing or if the Trustees, any Holder or the trustee for or the holder of any other evidence of Debt for money borrowed by the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustees an Officers' Certificate specifying such Default, notice or other action within 10 Business Days of its occurrence.

         SECTION 1018. WAIVER OF CERTAIN COVENANTS.

         The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 1005 through Section 1015 if, before or after the time for such compliance, the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustees in respect of any such covenant or condition shall remain in full force and effect.

         SECTION 1019. FALL-AWAY EVENT.

         In the event that the Securities are rated Investment Grade by Moody's and S&P and no Event of Default or Default shall have occurred and be continuing (the occurrence of the foregoing events, being collectively referred to as the "Fall-away Event"), upon the request of the Company, Sections 1008, 1009, 1010, 1012, 1013, 1014 and clauses (iii) and (iv) of Section 801 will no longer be applicable to the Company and its Restricted Subsidiaries and the Trustees will, if requested by the Company, enter into a supplemental indenture with the Company to evidence and reflect such Fall-away Event.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

                  SECTION 1101. RIGHT OF REDEMPTION.

         (a) At any time and from time to time, on or prior to October 15, 2007, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities with the proceeds of one or more Equity Offerings, at a Redemption Price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest to but excluding the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding (excluding Securities held by the Company or any of its Affiliates). Any such redemption shall be made on a Redemption Date within 90 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice, in amounts of Cdn.$1,000 or integral multiples of Cdn.$1,000.

         (b) The Securities will be subject to the redemption at the option of the Company, as a whole but not in part, at any time upon not less than 30 nor more than 60 days' notice mailed to each Holder in the manner provided in
Section 107 at a Redemption Price equal to 100% of the principal amount of the Securities plus accrued interest but excluding the Redemption Date if the Company has become or would become obligated to pay on the next date on which any amount would be payable under or with respect to the Securities, any Additional Amounts as a result of any change or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in or interpretation or administration of such laws or regulations by the relevant taxing authority, which change or amendment is announced or becomes effective on or after the date hereof.

         SECTION 1102. APPLICABILITY OF ARTICLE.

         Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

         SECTION 1103. ELECTION TO REDEEM; NOTICE TO TRUSTEES.

         The election of the Company to redeem the Securities or any part thereof pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption, the Company shall, at least 60 days prior to the Redemption Date for such redemption (unless a shorter notice period shall be satisfactory to the Trustees), notify the Trustees of such Redemption Date and of the principal amount of Securities to be redeemed. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein.

         SECTION 1104. SELECTION BY TRUSTEES OF SECURITIES TO BE REDEEMED.

         If less than all the Securities are to be redeemed or a Redemption Date, the particular Securities to be redeemed shall be selected not more than 60 days prior to such Redemption Date by the Trustees, from the Outstanding Securities not previously called for redemption, by such method as the Trustees shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than Cdn.$1,000. Securities and any portions of such Securities selected by the Trustees shall be in amounts of Cdn.$1,000 or integral multiples thereof.

         The Trustees shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

         SECTION 1105. NOTICE OF REDEMPTION.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

                  All notices of redemption shall state:

                  (a) the principal amount of each Security held by such Holder to be redeemed;

                  (b) the Redemption Date;

                  (c) the Redemption Price;

                  (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest thereon shall cease to accrue on and after said date;

                  (e) the CUSIP number;

                  (f) if fewer than all of the Outstanding Securities are to be redeemed, then the identification and principal amounts at Maturity of the particular Securities to be redeemed; and

                  (g) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Securities to be redeemed shall be given by the Company or, at their request, by the Trustees in the name and at the expense of the Company.

         SECTION 1106. DEPOSIT OF REDEMPTION PRICE.

         On or prior to any Redemption Date, the Company shall deposit or cause to be deposited with a Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 1003) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

         SECTION 1107. SECURITIES PAYABLE ON REDEMPTION DATE.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

         SECTION 1108. SECURITIES REDEEMED IN PART.

         Any Security that is to be redeemed only in part shall be surrendered to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 1002 (with, if the Company or the Trustees so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustees duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustees shall authenticate and deliver to the Holder of such Security, without service charge, a replacement Security or Securities, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the principal amount of the Security so surrendered that is not redeemed.

                                 ARTICLE TWELVE

                           SATISFACTION AND DISCHARGE

         SECTION 1201. SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall upon Company Request cease to be of further effect (except as to:

                  (1) rights of registration of transfer and exchange and the Company's right of optional redemption;

                  (2) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities;

                  (3) rights of Holders to receive payment of principal and interest and Additional Amounts on the Securities;

                  (4) rights, obligations and immunities of the Trustees under this Indenture; and

                  (5) rights of the Holders of the Securities as beneficiaries of this Indenture with respect to any property deposited with the Trustees payable to all or any of them),

and the Trustees, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308) have been delivered to the Trustees for cancellation;

                  (2) the Company has paid or caused to be paid the principal of and interest on the Securities and when the same will have become due and payable, as well as all other sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustees an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustees under Section 607 shall survive.

         This Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                       INTRAWEST CORPORATION


                                       By: /s/ Ross J. Meacher
                                          --------------------------------------
                                           Name:  Ross J. Meacher
                                           Title:  Corporate Secretary and Chief
                                                   Privacy Officer

JPMORGAN CHASE BANK, as U.S. Trustee




By: /s/ Michael A. Jones
    ----------------------------------
    Name:
    Title: Authorized Signatory



CIBC MELLON TRUST COMPANY, as Canadian Trustee




By: /s/ Roberta Massender
    ----------------------------------
    Name:
    Title: Authorized Signatory




By: /s/ Leslie MacFarlane
    ----------------------------------
    Name:
    Title: Authorized Signatory

                                                                     EXHIBIT A-1

               FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF

                   TRANSFER FROM RESTRICTED GLOBAL SECURITY TO

                          UNRESTRICTED GLOBAL SECURITY



JPMorgan Chase Bank
c/o 1301 Fifth Avenue, Suite 3300
Seattle, Washington 98101

CIBC Mellon Trust Company
1066 West Hastings Street, Suite 1600
Vancouver, British Columbia  V6E 3X1


         Re: 6.875% Senior Notes due October 15, 2009 of Intrawest Corporation

         Reference is hereby made to the Indenture, dated as of October 6, 2004 (the "Indenture"), between Intrawest Corporation as issuer (the "Company"), and JPMorgan Chase Bank, as U.S. trustee, and CIBC Mellon Trust Company, as Canadian trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to Cdn.$_______ principal amount of Securities which are evidenced by the Restricted Global Security (CUSIP No. __________) and held with DTC in the name of ____________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Unrestricted Global Security (CUSIP No. __________) and held with CDS in the name of ____________________ .

         In connection with such request and in respect of such Securities, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with Rule 903, Rule 904 or Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

         (A) if the transfer has been effected pursuant to Rule 903 or Rule 904:

         (1) the offer of the Securities was not made to a person in the United States;

         (2)      either:

                  (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                  (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

         (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

         (B) If the transfer has been effected pursuant to Rule 144, the Securities have been transferred in a transaction permitted by Rule 144 under the Securities Act.

         Upon giving effect to this request to exchange a beneficial interest in such Restricted Global Security for a beneficial interest in the Unrestricted Global Security, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to the Unrestricted Global Security, if any, pursuant to the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                                         [Insert Name of Transferor]




                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                                      Dated:  ____________, ____

                                                                     EXHIBIT A-2

               FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF

                  TRANSFER FROM UNRESTRICTED GLOBAL SECURITY TO

                           RESTRICTED GLOBAL SECURITY


JPMorgan Chase Bank
c/o 1301 Fifth Avenue, Suite 3300
Seattle, Washington 98101

CIBC Mellon Trust Company
1066 West Hastings Street, Suite 1600
Vancouver, British Columbia  V6E 3X1


         Re: 6.875% Senior Notes due October 15, 2009 of Intrawest Corporation

         Reference is hereby made to the Indenture, dated as of October 6, 2004 (the "Indenture"), between Intrawest Corporation as issuer (the "Company"), and JPMorgan Chase Bank, as U.S. trustee, and CIBC Mellon Trust Company, as Canadian trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to $_______________ principal amount of Securities which are evidenced by the Unrestricted Global Security (CUSIP No. __________) and held with CDS in the name of ________________ and held for the benefit of ______________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Restricted Global Security (CUSIP No. ___________________), to be held with DTC in the name of __________________.

         In connection with such request and in respect of such Securities, the Transferor hereby certifies that such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in the transaction meeting the requirements of Rule 144A and such Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         Upon giving effect to this request to exchange a beneficial interest in the Unrestricted Global Security for a beneficial interest in the Restricted Global Security, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to a Restricted Global Security pursuant to the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                                         [Insert Name of Transferor]




                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                      Dated:  ____________, ____

                                                                     EXHIBIT A-3

          FORM OF CERTIFICATE FOR TRANSFER OR EXCHANGE AFTER TWO YEARS



JPMorgan Chase Bank
c/o 1301 Fifth Avenue, Suite 3300
Seattle, Washington 98101

CIBC Mellon Trust Company
1066 West Hastings Street, Suite 1600
Vancouver, British Columbia  V6E 3X1


         Re: 6.875% Senior Notes due October 15, 2009 of Intrawest Corporation

         Reference is hereby made to the Indenture, dated as of October 6, 2004 (the "Indenture"), between Intrawest Corporation as issuer (the "Company"), and JPMorgan Chase Bank, as U.S. trustee, and CIBC Mellon Trust Company, as Canadian trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         [For transfers: This letter relates to Cdn.$____________ principal amount of Securities which are evidenced by the Restricted Global Security (CUSIP No. ____________) and held with DTC in the name of ______________________
[and held for the benefit of _________________] (the "Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in such Securities be transferred to a Person that will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Unrestricted Global Security (CUSIP No. ____________) and held with CDS in the name of
__________________.

         In connection with such request and in respect of such Securities, the Beneficial Owner does hereby certify that upon such transfer, (a) a period of at least two years will have elapsed since October 6, 2004, (b) the Beneficial Owner during the three months preceding the date of such transfer was not an "affiliate" of the Company (as defined in Rule 144 under the Securities Act), and it was not acting on behalf of such an affiliate and (c) such Person to whom such transfer is being made is not an "affiliate" of the Company.]

         [For exchanges: This letter relates to Cdn.$_______________ principal amount of Securities that are evidenced by the Restricted Global Security (CUSIP No. __________) and held with DTC in the name of [________________] [and held for the benefit of ______________] (the "Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in such Securities be exchanged for a beneficial interest in an equal principal amount of Securities evidenced by the Unrestricted Global Security (CUSIP No. ___________________) and held with CDS in the name of __________________.

         In connection with such request and in respect of such Securities, the Beneficial Owner does hereby certify that, upon such exchange, (a) it will be the beneficial owner of such Securities, (b) a period of at least two years will have elapsed since October 6, 2004 and (c) the

Beneficial Owner will not be, and during the three months preceding the date of such exchange will not have been, an "affiliate" of the Company (as defined in Rule 144 under the Securities Act), and it is not acting on behalf of such an affiliate.]

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:                                   [Insert Name of Beneficial Owner]




                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                TABLE OF CONTENTS



                                                                                                               PAGE
                                                                                                               ----
Article One DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..............................................2
   Section 101. Definitions......................................................................................2
      "Additional Securities"....................................................................................3
      "Affiliate"................................................................................................3
      "Agent Member".............................................................................................3
      "Applicable Procedure".....................................................................................3
      "Asset Disposition"........................................................................................3
      "Bankruptcy Laws"..........................................................................................4
      "Board of Directors".......................................................................................4
      "Board Resolution".........................................................................................4
      "Business Day".............................................................................................4
      "Canadian Dollars" and "Cdn.$".............................................................................4
      "Canadian Trustee".........................................................................................4
      "Capital Lease Obligation".................................................................................4
      "Capital Stock"............................................................................................5
      "CDS"......................................................................................................5
      "Commission"...............................................................................................5
      "Common Stock".............................................................................................5
      "Company"..................................................................................................5
      "Company Request" or "Company Order".......................................................................5
      "consolidated".............................................................................................5
      "Consolidated Cash Flow Available for Fixed Charges".......................................................5
      "Consolidated Cash Flow Coverage Ratio"....................................................................6
      "Consolidated Debt"........................................................................................6
      "Consolidated Fixed Charges"...............................................................................6
      "Consolidated Income Tax Expense"..........................................................................6
      "Consolidated Net Debt"....................................................................................6
      "Consolidated Net Debt Ratio"..............................................................................6
      "Consolidated Net Income"..................................................................................7
      "Consolidated Net Interest Expense"........................................................................7
      "Consolidated Net Tangible Assets".........................................................................8
      "Consolidated Net Worth"...................................................................................8
      "Consolidated Preferred Share Amounts".....................................................................8
      "Corporate Trust Office"...................................................................................8
      "DBRS".....................................................................................................8
      "Debt".....................................................................................................8
      "Default"..................................................................................................9
      "Depositary"...............................................................................................9
      "Dollars", "United States Dollars", "U.S. Dollars" or "U.S.$"..............................................9
      "DTC"......................................................................................................9
      "Equity Offering"..........................................................................................9
      "Event of Default".........................................................................................9

                                                                                                               PAGE
                                                                                                               ----
      "Exchange Act".............................................................................................9
      "Exchange Offer"...........................................................................................9
      "Exchange Offer Prospectus"................................................................................9
      "Exchange Offer Registration Statement"....................................................................9
      "Exchange Securities"......................................................................................9
      "Exchange Rate Agent"......................................................................................9
      "Exchange Rate Agency Agreement"...........................................................................9
      "generally accepted accounting principles".................................................................9
      "Gradation"................................................................................................9
      "Guarantee"...............................................................................................10
      "Holder"..................................................................................................10
      "Incur"...................................................................................................10
      "Indenture"...............................................................................................10
      "Initial Securities"......................................................................................10
      "Interest Payment Date"...................................................................................10
      "Investment"..............................................................................................10
      "Investment Company Act"..................................................................................11
      "Investment Grade"........................................................................................11
      "IPP Excluded Debt".......................................................................................11
      "IPP Guarantees"..........................................................................................11
      "Lien"....................................................................................................11
      "Limited Recourse Notes"..................................................................................11
      "Maturity"................................................................................................11
      "Moody's".................................................................................................11
      "Net Available Proceeds"..................................................................................11
      "Non-Recourse Debt".......................................................................................12
      "NRP Shares"..............................................................................................12
      "Obligations".............................................................................................12
      "Offer to Purchase".......................................................................................12
      "Officers' Certificate"...................................................................................14
      "Opinion of Counsel"......................................................................................14
      "Outstanding".............................................................................................15
      "Paying Agent"............................................................................................15
      "Permitted Interest Rate or Currency Protection Agreement"................................................15
      "Permitted Investment"....................................................................................15
      "Permitted Liens".........................................................................................16
      "Person"..................................................................................................17
      "Predecessor Security"....................................................................................17
      "Preferred Shares"........................................................................................17
      "Project".................................................................................................17
      "Qualifying Construction Loan"............................................................................17
      "Qualifying Project"......................................................................................17
      "Rating Agencies".........................................................................................17
      "Rating Categories".......................................................................................18
      "Redeemable Stock"........................................................................................18

                                                                                                               PAGE
                                                                                                               ----
      "Redemption Date".........................................................................................18
      "Redemption Price"........................................................................................18
      "Registration Default"....................................................................................18
      "Registration Default Period".............................................................................18
      "Registration Rights Agreement"...........................................................................18
      "Registration Statement"..................................................................................18
      "Regular Record Date".....................................................................................18
      "Regulation S"............................................................................................18
      "Related Person"..........................................................................................18
      "Responsible Officer".....................................................................................19
      "Restricted Subsidiary"...................................................................................19
      "S&P".....................................................................................................19
      "Sale and Leaseback Transaction"..........................................................................19
      "Securities Act"..........................................................................................19
      "Security" and "Securities"...............................................................................19
      "Shelf Registration Statement"............................................................................19
      "Special Record Date".....................................................................................19
      "Stated Maturity".........................................................................................20
      "Subsidiary"..............................................................................................20
      "Taxing Authority"........................................................................................20
      "Trust Indenture Act" or "TIA"............................................................................20
      "Trust Indenture Legislation".............................................................................20
      "Trustee" or "Trustees"...................................................................................20
      "U.S. Trustee"............................................................................................20
      "Unrestricted Subsidiary".................................................................................20
      "Voting Stock"............................................................................................21
      "Wholly Owned Restricted Subsidiary"......................................................................21
   Section 102. Other Definitions...............................................................................21
   Section 103. Compliance Certificates and Opinions............................................................22
   Section 104. Form of Documents Delivered to Trustees.........................................................23
   Section 105. Acts of Holders.................................................................................23
   Section 106. Notices, Etc., to Trustees and Company..........................................................24
   Section 107. Notice to Holders; Waiver.......................................................................25
   Section 108. Effect of Headings and Table of Contents........................................................25
   Section 109. Successors and Assigns..........................................................................25
   Section 110. Severability Clause.............................................................................25
   Section 111. Benefits of Indenture...........................................................................26
   Section 112. Governing Law...................................................................................26
   Section 113. Legal Holidays..................................................................................26
   Section 114. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.............................26
   Section 115. Conversion of Currency..........................................................................27
   Section 116. Currency Equivalent.............................................................................28
   Section 117. No Recourse Against Others......................................................................28
   Section 118. Reliance on Financial Data......................................................................29
Article Two SECURITY FORMS......................................................................................29

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
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   Section 201. Forms Generally.................................................................................29
   Section 202. Restrictive Legends.............................................................................30
   Section 203. Form of Face of Security........................................................................31
   Section 204. Form of Reverse of Security.....................................................................36
   Section 205. Form of Trustee's Certificate of Authentication.................................................39
Article Three THE SECURITIES....................................................................................40
   Section 301. Title and Terms.................................................................................40
   Section 302. Denominations...................................................................................40
   Section 303. Execution, Authentication, Delivery and Dating..................................................41
   Section 304. Temporary Securities............................................................................43
   Section 305. Registration, Registration of Transfer and Exchange.............................................43
   Section 306. Book-Entry Provisions for Global Securities.....................................................45
   Section 307. Special Transfer Provisions.....................................................................46
   Section 308. Mutilated, Destroyed, Lost and Stolen Securities................................................49
   Section 309. Payment of Interest; Interest Rights Preserved..................................................50
   Section 310. Persons Deemed Owners...........................................................................51
   Section 311. Cancellation....................................................................................51
   Section 312. Computation of Interest.........................................................................51
   Section 313. CUSIP Numbers...................................................................................52
   Section 314. Currency of Payment for Global Securities Deposited with DTC....................................52
Article Four DEFEASANCE AND COVENANT DEFEASANCE.................................................................53
   Section 401. Company's Option to Effect Defeasance or Covenant Defeasance....................................53
   Section 402. Defeasance and Discharge........................................................................54
   Section 403. Covenant Defeasance.............................................................................54
   Section 404. Conditions to Defeasance or Covenant Defeasance.................................................55
   Section 405. Deposited Money and Canadian Government Obligations to Be Held in Trust; Other Miscellaneous
                    Provisions..................................................................................57
   Section 406. Reinstatement...................................................................................57
Article Five REMEDIES...........................................................................................58
   Section 501. Events of Default...............................................................................58
   Section 502. Acceleration of Maturity; Rescission and Annulment..............................................59
   Section 503. Collection of Indebtedness and Suits for Enforcement by Trustees................................60
   Section 504. Trustees May File Proofs of Claim...............................................................61
   Section 505. Trustees May Enforce Claims Without Possession of Securities....................................62
   Section 506. Application of Money Collected..................................................................62
   Section 507. Limitation on Suits.............................................................................62
   Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.......................63
   Section 509. Restoration of Rights and Remedies..............................................................63
   Section 510. Rights and Remedies Cumulative..................................................................63
   Section 511. Delay or Omission Not Waiver....................................................................64
   Section 512. Control by Holders..............................................................................64
   Section 513. Waiver of Past Defaults.........................................................................64
   Section 514. Undertaking for Costs...........................................................................64
   Section 515. Waiver of Stay, Extension or Usury Laws.........................................................65
Article Six THE TRUSTEES........................................................................................65
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   Section 601. Joint Trustees..................................................................................65
   Section 602. Notice of Defaults..............................................................................66
   Section 603. Certain Rights and Duties of Trustees...........................................................66
   Section 604. Not Responsible for Recitals or Issuance of Securities..........................................68
   Section 605. May Hold Securities.............................................................................68
   Section 606. Money Held in Trust.............................................................................68
   Section 607. Compensation and Reimbursement..................................................................68
   Section 608. Conflicting Interests...........................................................................69
   Section 609. Corporate Trustees Required; Eligibility........................................................70
   Section 610. Resignation and Removal; Appointment of Successor...............................................70
   Section 611. Acceptance of Appointment by Successor..........................................................71
   Section 612. Merger, Conversion, Consolidation or Succession to Business.....................................72
Article Seven HOLDERS' LISTS AND REPORTS BY TRUSTEES AND COMPANY................................................72
   Section 701. Disclosure of Names and Addresses of Holders....................................................72
Article Eight AMALGAMATION, CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE................................73
   Section 801. Company May Amalgamate, Etc., Only on Certain Terms.............................................73
   Section 802. Successor Substituted...........................................................................74
Article Nine SUPPLEMENTS AND AMENDMENTS TO INDENTURE............................................................74
   Section 901. Supplemental Indentures and Amendments Without Consent of Holders...............................74
   Section 902. Supplemental Indentures and Certain Amendments with Consent of Holders..........................75
   Section 903. Execution of Supplemental Indentures............................................................76
   Section 904. Effect of Supplemental Indentures...............................................................76
   Section 905. Reference in Securities to Supplemental Indentures..............................................76
   Section 906. Notice of Supplemental Indentures...............................................................76
   Section 907. Conformity with Trust Indenture Legislation.....................................................76
Article Ten COVENANTS...........................................................................................76
   Section 1001. Payment of Principal, Premium and Interest.....................................................76
   Section 1002. Maintenance of Office or Agency................................................................77
   Section 1003. Money for Security Payments to Be Held in Trust................................................77
   Section 1004. Corporate Existence............................................................................78
   Section 1005. Payment of Taxes and Other Claims..............................................................79
   Section 1006. Maintenance of Properties......................................................................79
   Section 1007. Maintenance of Insurance.......................................................................79
   Section 1008. Limitation on Debt and Preferred Shares........................................................79
   Section 1009. Limitation on Sale and Leaseback Transactions..................................................82
   Section 1010. Limitation on Restricted Payments..............................................................83
   Section 1011. Limitation on Liens............................................................................85
   Section 1012. Limitation on Asset Dispositions...............................................................85
   Section 1013. Transactions with Affiliates and Related Persons...............................................86
   Section 1014. Change of Control..............................................................................86
   Section 1015. Provision of Financial Information.............................................................87
   Section 1016. Payment of Additional Amounts..................................................................88
   Section 1017. Statement as to Compliance.....................................................................89
   Section 1018. Waiver of Certain Covenants....................................................................89
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   Section 1019. Fall-away Event................................................................................89
Article Eleven REDEMPTION OF SECURITIES.........................................................................89
   Section 1101. Right of Redemption............................................................................89
   Section 1102. Applicability of Article.......................................................................90
   Section 1103. Election to Redeem; Notice to Trustees.........................................................90
   Section 1104. Selection by Trustees of Securities to Be Redeemed.............................................90
   Section 1105. Notice of Redemption...........................................................................91
   Section 1106. Deposit of Redemption Price....................................................................91
   Section 1107. Securities Payable on Redemption Date..........................................................92
   Section 1108. Securities Redeemed in Part....................................................................92
Article Twelve SATISFACTION AND DISCHARGE.......................................................................92
   Section 1201. Satisfaction and Discharge of Indenture........................................................92
TESTIMONIUM

SIGNATURES AND SEALS

EXHIBITS
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         A-1 - Form of Certificate for Exchange or Registration of Transfer From
         Restricted Global Security to Unrestricted Global Security

         A-2 - Form of Certificate for Exchange or Registration of Transfer From Unrestricted Global Security to Restricted Global Security

         A-3 - Form of Certificate for Transfer or Exchange After Two Years


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